UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
DIGITAL TURBINE, INC.

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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40624818v.3 155583/00019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2026
To Our Stockholders:
The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. (the “Company”) will be held on Tuesday, August 25, 2026, at 10:00 a.m., local time, at the Company’s headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, for the following purposes, as more fully described in the accompanying proxy statement for our Annual Meeting (the “Proxy Statement”):
1.To elect the seven director nominees named in the accompanying Proxy Statement to serve on our Board of Directors for a one-year term that expires at our 2027 annual meeting of stockholders;
2.To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “say-on-pay”;
3.To approve, in a non-binding advisory vote, the frequency of future "say-on-pay" advisory votes on executive compensation;
4.To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027;
5.To approve an amendment to our 2020 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder, the provide a minimum vesting requirement for awards, and to place an annual limit on awards to non-employee directors.

6.To transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.
Only stockholders of record at the close of business on July 1, 2026 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.
All stockholders are urged to attend our Annual Meeting in person or vote by proxy. On or about July 13, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (the “Annual Report”). The Proxy Statement and the Annual Report can be accessed directly at the following Internet address www.ProxyVote.com.

July 13, 2026	By order of the Board of Directors
Austin, Texas

William G. Stone III Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the
2026 Annual Meeting of Stockholders to be Held on August 25, 2026

Our Notice of Meeting, Proxy Statement, Annual Report on Form 10-K, and Proxy Card
are available on the Internet at: www.ProxyVote.com.

YOUR VOTE IS IMPORTANT
All stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must follow the instructions from your broker, bank or other nominee.

110 San Antonio Street, Suite 160
Austin, Texas 78701
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2026
INTRODUCTION
This proxy statement for our Annual Meeting (the “Proxy Statement”) contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, August 25, 2026, beginning at 10:00 a.m., local time, at the Company’s headquarters located at 110 San Antonio Street, Suite 160, Austin, Texas 78701, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) election of the seven director nominees named herein to serve on our Board of Directors for a one-year term that expires at our 2027 annual meeting of stockholders; (2) approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “say-on-pay”; (3) approval, in a non-binding advisory vote, of the frequency of future say-on-pay advisory votes on executive compensation; (4) ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending March 31, 2027; (5) approval of an amendment to our 2020 Equity Incentive Plan (as amended, the "2020 Plan") to increase the number of shares of common stock authorized for issuance thereunder (by 10,630,000 shares, from 20,560,000 shares to 31,190,000 shares), to provide a minimum vesting requirements for awards and to place an annual limit on awards to non-employee directors; and (6) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (the “Annual Report”) is first being mailed on or about July 13, 2026, to stockholders entitled to vote at the Annual Meeting. The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: www.ProxyVote.com. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. As used in this Proxy Statement, references to “we,” “us,” “our,” “Digital Turbine” and the “Company” refer to Digital Turbine, Inc. and its subsidiaries.
INFORMATION CONCERNING SOLICITATION AND VOTING
Notice of Internet Availability of Proxy Materials
We have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice is being provided in accordance with the Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Board Recommendation
Our Board recommends that our stockholders vote: FOR the election of the seven director nominees named herein (Proposal 1); FOR the advisory “say-on-pay” proposal (Proposal 2); FOR one year as the preferred frequency for future say-on-pay advisory votes on executive compensation (Proposal 3); FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2027 (Proposal 4); and FOR the approval of an amendment to our 2020 Plan to increase the number of shares of common stock authorized for issuance thereunder (by 10,630,000 shares, from 20,560,000 shares to 31,190,000 shares), to provide a minimum vesting requirement for awards, and to place an annual limit on awards to non-employee directors (Proposal 5).
Record Date, Outstanding Shares, and Quorum
Only holders of record of our common stock and our preferred stock at the close of business on July 1, 2026 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, 120,936,038 shares of our common stock and 100,000 shares of our Series A preferred stock (the “Preferred Stock”), which are convertible into 20,000 shares of common stock, were issued and outstanding.
Holders of our common stock are entitled to one vote for each share of common stock held that was issued and outstanding as of the Record Date. Our Preferred Stock is entitled to vote together with our common stock as a single class (on an as-converted-to-common-stock basis) on any matters submitted to the holders of our common stock, together with any other voting rights provided to the Preferred Stock under law or the General Corporation Law of the State of Delaware.
The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at our Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, if you: (1) are entitled to vote and you are present at the Annual Meeting; or (2) have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail. Broker non-votes and abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.
How to Vote
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the Notice directly to you to access proxy materials. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and proxy materials are being forwarded to you by your broker, bank or other nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote at the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other nominee.
Depending on whether you own your shares as a stockholder of record or as a beneficial owner, you may vote by proxy through the Internet, vote by proxy over the telephone, vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time or vote in person at the Annual Meeting as follows:
•Vote By Internet: Until 11:59 p.m. Eastern Time on August 24, 2026, you can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote. Beneficial owners may vote by the Internet if their banks, brokers or nominees make those methods available by following the instructions provided to them with the proxy materials.
•Vote By Telephone: Until 11:59 p.m. Eastern Time on August 24, 2026, you can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day. Beneficial owners may vote by telephone if their banks, brokers or nominees make those methods available by following the instructions provided to them with the proxy materials.
•Vote By Mail: You can vote your shares by marking, signing, dating and timely returning the proxy card in accordance with the instructions in the proxy card enclosed with the proxy materials that are provided in printed form. Beneficial owners must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or other nominee as to how to vote their shares.
•Vote In-Person During the Meeting: You can vote during the meeting by attending in person. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record. In order to vote shares held in “street name” as a beneficial owner, you must contact your broker, bank, or other nominee and request, complete and deliver the proper documentation provided by your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee.
Changing or Revoking Proxies
You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701, (ii) submitting by mail another properly completed proxy card dated as of a later date, (iii) granting a subsequent proxy by telephone or through the Internet or (iv) voting in person at the Annual Meeting. Merely attending the Annual Meeting, by itself, will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy. Your most current proxy card or telephone or internet proxy is the one that is counted. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it is voted. If your shares are held as a beneficial owner, you should follow the instructions provided by your broker, bank or other agent.
Voting Your Shares
If you are a stockholder of record and you do not return a proxy and you do not vote at the Annual Meeting, your shares will not be voted at our Annual Meeting, and if you are not present at the Annual Meeting, your shares will not be counted for purposes of determining whether a quorum exists for the Annual Meeting. All properly completed proxies that we receive via the Internet, telephone or mail, prior to the vote at the Annual Meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly completed proxies that we receive via the Internet, telephone or mail prior to the vote at the Annual Meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our Board of Directors as follows:
•FOR the director nominees named herein (Proposal 1),
•FOR the advisory Say-on-pay proposal (Proposal 2),
•FOR one year as the preferred frequency for future say-on-pay advisory votes on executive compensation (Proposal 3),
•FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2027 (Proposal 4), and
•FOR the approval of the amendment to our 2020 Plan to increase the number of shares of common stock authorized for issuance thereunder, to provide a minimum vesting requirement for awards and to place an annual limit on awards to non-employee directors (Proposal 5).
The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
Votes Required to Approve Each Proposal
The directors will be elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted-to-common-stock basis, present in person or by proxy and entitled to vote on such matter (Proposal 1), meaning that each nominee with the greatest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven directors).
The affirmative vote of a majority of our common stock and Preferred Stock, voting together as a single class on an as-converted-to-common-stock basis, present in person or by proxy at the Annual Meeting and entitled to vote on the particular matter is required for the following remaining matters: to approve the advisory say-on-pay proposal (Proposal 2), to approve a frequency of one year for future say-on-pay advisory votes on executive compensation (Proposal 3), to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2027 (Proposal 4) and to approve the amendment to our 2020 Plan to increase the number of shares of common stock authorized for issuance thereunder, to provide a minimum vesting requirement for awards and to place an annual limit on awards to non-employee directors (Proposal 5).

Withholding Your Vote, Abstentions, and Broker Non-Votes
In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but for Proposals 2, 3, 4 and 5 such abstention will have the effect of a vote “AGAINST” the proposal.
If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our Annual Meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals. A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on non-routine matters in order for them to vote your shares so that your vote can be counted on such proposals.
A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not entitled to vote or counted as a vote cast on any non-routine matter presented at the Annual Meeting. The election of directors (Proposal 1), the advisory say-on-pay proposal (Proposal 2), the frequency on future say-on-pay advisory votes proposed (Proposal 3), and the plan amendment (Proposal 5) are considered to be non-routine matters. Consequently, absent instructions from you, your broker may not vote your shares on these proposals and broker non-votes will neither be counted toward the vote totals nor affect their outcome.
Your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 4). Accordingly, we do not anticipate there will be any broker non-votes on this proposal.
Proxy Solicitation
We will bear the entire cost of solicitation of proxies from our stockholders, including preparing, assembling, printing, mailing and making available the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or Preferred Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by directors, officers, employees or agents of our company in person, by email, by telephone or by other means of communication (electronic or otherwise). No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.
Householding of Proxy Materials
“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of the proxy statement, or Notice of Internet Availability of Proxy Materials, and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.
Other Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before our Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment, postponement, or continuation of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information Concerning Current Directors and Nominees
Our Board currently has seven members, all of whose terms expire at our Annual Meeting. Each incumbent director has been nominated for reelection to a one-year term that expires at our 2027 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board that each director has demonstrated:
•an ability to make meaningful contributions to our Board;
•relevant business experience;
•strong communication and analytical skills;
•a reputation for honesty and ethical conduct;
•excellent decision-making ability; and
•good judgment.
Our Board consists of, and seeks to continue to include, persons whose diversity of skills, professional experience and background (including ethnic, gender, sexual orientation and cultural) is complementary to those of our other directors. While management presently has no knowledge that any nominee will refuse or be unable to serve as a director for the prescribed term, the proxy grants the proxy holders the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve. The current Board members, each of whom is a nominee, are as follows:

Name	Age	Position
Robert Deutschman(1)	69	Chair of the Board and Nominee
Roy H. Chestnutt(2)	66	Current Director and Nominee
Holly Hess Groos(3)	63	Current Director and Nominee
Mohan S. Gyani(4)	75	Current Director and Nominee
Jeffrey Karish(5)	52	Current Director and Nominee
Michelle M. Sterling(6)	59	Current Director and Nominee
William G. Stone III	58	Chief Executive Officer, Current Director and Nominee
________________________
(1)Member of Audit Committee and Member of Nominating and Corporate Governance Committee
(2)Member of Audit Committee
(3)Chair of Audit Committee
(4)Chair of Nominating and Corporate Governance Committee and Member of Compensation and Human Capital Management Committee (the “Compensation Committee”)
(5)Chair of Compensation Committee
(6)Member of Compensation Committee and Nominating and Corporate Governance Committee
Director Nominees
Robert Deutschman. Mr. Deutschman joined our Board in May 2013 and was appointed Chair of the Board in December 2014. Mr. Deutschman joined American Discovery Capital as a Senior Advisor starting September 2024 where he remains today. Prior to that time, Mr. Deutschman joined Focal Point Partners LLC, an investment bank, as a Managing Director in January 2020, which was acquired by B. Riley Financial in 2022, where he served as Managing Director until September 2024. Mr. Deutschman held various positions with the Cappello Group, Inc., a merchant bank, since 1999, serving as Vice Chairman since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2014, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman serves on the boards of several private companies and also serves on the Executive Committee of the WBC (formerly Water Buffalo Club), an organization dedicated to helping kids in need in Los Angeles. He previously served on the boards of MPG Office Trust Inc., a public real estate investment trust, First Bank of Beverly Hills, and the Brookfield DTLA Fund Office Trust Investor, Inc. Mr. Deutschman holds a B.A. from

Haverford College, with honors, and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone scholar.
Mr. Deutschman was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.
Roy H. Chestnutt. Mr. Chestnutt joined our Board in June 2018. Since November 2017, Mr. Chestnutt has engaged in providing consulting services. From January 2013 to November 2017, Mr. Chestnutt served as Executive Vice President and Chief Strategy Officer of Verizon Communications Inc. (NYSE: VZ). Mr. Chestnutt was responsible for development and implementation of Verizon’s overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures. Before being named to that position, he was Senior Vice President — Corporate Strategy, with responsibility for the formulation and execution of Verizon’s strategic plan addressing new markets, solution areas and services that capitalize on the company’s assets, capabilities and brand across all lines of business. Mr. Chestnutt joined Verizon in 2011 from Motorola Networks where he served as Corporate Vice President of the Americas and helped lead the successful transition of the business unit to new ownership by Nokia Siemens Networks. Previously, Mr. Chestnutt was Chairman and Chief Executive Officer of Grande Communications, a facilities-based, “triple-play” communications provider in Texas. His responsibilities included leading the transition of Grande Communications from startup to a full service, market-driven company, which resulted in the successful sale of the company. Prior to joining Grande, Mr. Chestnutt was the Senior Vice President of National Field Sales and General Business for Sprint-Nextel. From 2000 to 2005, he held positions at Nextel Communications as Regional Vice President of the Southwest in Austin and of the West in the San Francisco Bay Area. Mr. Chestnutt also has general management experience with PrimeCo Personal Communications and AirTouch Cellular. Mr. Chestnutt served as a member of the board of directors of Intelsat, S.A., a satellite telecom network operator until it was sold in 2025. Mr. Chestnutt serves as a member of the board of directors of Telstra, Australia’s leading telecommunications and technology company. He also served on the boards of directors of the international industry association GSMA, Saudi Telecom, Boingo, and is a former chair of the Chief Strategy Officers Group including 25 global strategists from the world’s leading wireless carriers. Mr. Chestnutt holds an MBA from the University of San Francisco, and a B.S. in Business Administration from San Jose State University.
Mr. Chestnutt was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry and extensive industry relationships and background in strategic advising.
Holly Hess Groos. Ms. Groos joined our Board in May 2021. Ms. Groos currently serves as a Senior Advisor for AlixPartners’ Performance Improvement, Telecommunications and Media Practices, and she has served in that position since December 2023. She previously served as an external advisor for the Performance Improvement and Telecommunications practices of Bain & Company from April 2020 to December 2023. Prior to joining Bain & Company, from 1990 to March 2020, Ms. Groos held a variety of senior strategic roles at Verizon before retiring. Most recently, she led and accelerated Verizon’s $10BB Business Excellence cash cost reduction initiative by identifying areas to become more efficient and effective, including leveraging opportunities for scale, driving process improvement initiatives and implementing best practices. Her career at Verizon also included serving as Treasurer of Verizon, Chief Financial Officer of Verizon Media (AOL and Yahoo!), Chief Financial Officer of Verizon Wireless and head of Internal Audit for Verizon. She also created and ran an Operational Excellence organization, Verizon Lean Six Sigma, to implement process improvement, transform cost structure and redefine standards of operational excellence. Ms. Groos currently serves as Chairman of the Audit Committee for DIRTT Environmental Solutions (OTCMKTS: DIRTTF). Additionally, she serves as a board member and Vice Chair of the board for Guiding Eyes for the Blind and as a board member for Shy Wolf Sanctuary. Previously she was a board member and Treasurer for the Council for Economic Education. Ms. Groos holds a B.S. in Business Administration from Miami University of Ohio, with a major in accounting. She is a Certified Public Accountant in the State of Ohio. She is also a Lean Six Sigma Black Belt.
The Board appointed Ms. Groos to serve as a director based on the entirety of her experience and skills, including her strategic financial leadership, business operational process experience, and extensive knowledge of the wireless technology industry.
Mohan S. Gyani. Mr. Gyani joined our Board in January 2016. Mr. Gyani has been a private investor since 2005 and sits on the boards of public and private companies. From 2000 to 2003, Mr. Gyani served as President and Chief Executive Officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as Senior Advisor to the Chairman and Chief Executive Officer through 2004. From 1995 to 1999, Mr. Gyani was Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of

AirTouch by Vodafone, Mr. Gyani served as Executive Director on the board of Vodafone AirTouch and as its head of strategy and mergers and acquisitions until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani serves as a member of the board of directors and Chair of the board compensation committee of Synchronoss Technologies, Inc. (NASDAQ: SNCR), a provider of cloud, digital, messaging, and Internet of Things (IoT) platforms, products, and solutions, and a member of the board of directors of Airling, a private company that provides an enterprise grade cloud and edge platform for AI and IoT. Mr. Gyani was formerly a member of the boards of directors of numerous companies, including Blackhawk Network Holdings, Inc. (NASDAQ: HAWK), a provider of prepaid payments products; IDEA Cellular, a wireless service provider; MUFG Union Bank, N.A. and its financial holding company, MUFG Americas Holdings Corporation; and Mobileum Inc., a provider of roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University.
Mr. Gyani was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, background in strategic advising, and deep experience serving on public and private company boards.
Jeffrey Karish. Mr. Karish has been a member of our Board since May 2013. Mr. Karish is a member of the leadership team at the Heritage Group, a private holding and investment company with an emphasis on healthcare and medical research. Mr. Karish was the former President of Windsor Media LLC, subsequent to having served as the company’s Executive Vice President and acting General Counsel, with a focus on investing and finance which included private equity funding, early-stage venture capital funding and general investment management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo! with a primary focus in strategic growth initiatives and mergers and acquisitions. Prior to Yahoo!, he was a management consultant at McKinsey & Company and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish was formerly a member of the board of Banc of California. Mr. Karish holds a J.D. from Harvard University, an M. Phil. in International Relations from Cambridge University and a B.A. in History from UC Berkeley.
Mr. Karish was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.
Michelle M. Sterling. Ms. Sterling joined our Board in June 2019. Since 2020, Ms. Sterling has engaged in Human Resources consulting. From 1994 to 2020 Ms. Sterling served in various capacities at Qualcomm, Inc. (“Qualcomm”) (NASDAQ: QCOM) and had been Executive Vice President and Chief Human Resources Officer at Qualcomm since 2015. Previously, she was SVP, Human Resources at Qualcomm. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including joint ventures and divestitures. Ms. Sterling had direct responsibility for more than 33,000 Qualcomm employees worldwide and served as a member of Qualcomm’s executive committee. Ms. Sterling serves as a member of the board of directors of Coherent Corp. (NYSE: COHR), a vertically integrated manufacturing company that develops, manufactures and markets engineered materials, optoelectronic components and lasers for use in industrial, communications, electronics and instrumentation markets. Ms. Sterling formerly served as a member of the board of directors and Compensation Committee Chair of LeddarTech Holdings Inc. (OTC: LDTCF) and a member of the board of directors of the Corporate Directors Forum. Ms. Sterling holds a B.S. in Business Management from the University of Redlands.
Ms. Sterling was nominated based on the entirety of her experience and skills, although the Board noted specifically her wide-ranging technology experience, knowledge, and understanding of global organizational structures and human capital management.
William G. Stone III. Mr. Stone became our Chief Executive Officer in October 2014 and was appointed to the Board in January 2015, prior to which Mr. Stone had served from November 2013 as President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Mr. Stone was the Chief Executive Officer and President of the smartphone application storefront provider, Handango (acquired by Appia Inc.), from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a B.A. and M.B.A. from Rice University.
Mr. Stone was nominated based on his position as our Chief Executive Officer and his extensive experience in our industry.

Required Vote
Directors are elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted-to-common-stock basis, present in person or by proxy and entitled to vote on such matter. Plurality means that each nominee with the greatest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

BOARD MEETINGS AND COMMITTEES
Board and Committee Meetings and Attendance at Annual Meetings
Our Board currently has seven members. During the 2026 fiscal year, our Board held 16 meetings. During the 2026 fiscal year, each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served. Board members are encouraged, but not required, to attend our annual stockholder meetings. For our 2025 annual meeting of stockholders, seven of our directors then serving on the Board attended.
Committees of the Board of Directors
Our Board has three separately designated committees: our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, each of which has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. The following table sets forth the current membership of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.”

Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Holly Hess Groos *	Jeffrey Karish*	Mohan S. Gyani*
Roy H. Chestnutt	Mohan S. Gyani	Robert Deutschman
Robert Deutschman	Michelle M. Sterling	Michelle M. Sterling
________________________
*Chair of the committee.
Audit Committee
Our Audit Committee held four meetings during the 2026 fiscal year. The Audit Committee acts pursuant to a written charter adopted by our Board and is primarily responsible for appointment, compensation, retention and oversight of the work for our independent registered public accounting firm, reviewing our financial statements and other relevant financial information, overseeing our internal controls, legal and regulatory compliance, enterprise risk oversight and reviewing any related party transactions. Our Board determined that each of our Audit Committee members is “independent” pursuant to and satisfies the financial literacy requirements of the listing rules of the NASDAQ Stock Market (“NASDAQ”) and SEC rules and regulations, and that each of Ms. Groos and Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules and “financially sophisticated” as defined under the listing rules of NASDAQ.
Compensation and Human Capital Management Committee
Our Compensation Committee held five meetings during the 2026 fiscal year, and is primarily responsible for reviewing and approving our general compensation policies and overseeing and determining both the cash and non-cash compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our Equity Incentive Plans and to make awards under our Equity Incentive Plans. The Compensation Committee has the authority, at the Company’s expense, to obtain advice and seek assistance from internal and external legal, accounting and other advisors and to retain and terminate such advisors on such terms, including compensation, as it determines appropriate. The Compensation Committee has engaged Pearl Meyer to advise on matters including information on trends, recommendations for potential peer companies and analyses of competitive practices and compensation for our executive officers and directors.
All members of the Compensation Committee are “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are “independent” pursuant to NASDAQ listing rules and SEC rules and regulations.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee held one meeting during the 2026 fiscal year. Our Nominating and Corporate Governance Committee, among other things, annually screens and recommends to the Board qualified candidates for election or appointment to our Board, recommends the number of members of our Board, evaluates and reviews the independence of existing and prospective directors and oversees corporate governance policies and procedures. The members of the Nominating and Corporate Governance Committee are “independent” directors under NASDAQ listing rules, and SEC rules and regulations.

CORPORATE GOVERNANCE
Board Leadership Structure
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws and Corporate Governance Guidelines do not restrict the Board’s ability to combine or separate the positions of Chair and Chief Executive Officer. The roles of Chair of the Board and Chief Executive Officer are held by different individuals. At this time, our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team and helps to involve our other independent Board members in Board activities and decision making.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board of Directors, assisted by Board committees, direct the affairs of our Company. The guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, succession planning for our Chief Executive Officer, board committees and selection of new directors. We currently do not believe that a fixed retirement age or term limits for directors is appropriate. The Corporate Governance Guidelines are available on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.”
Role of the Board of Directors in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is principally tasked with direct responsibility for the day-to-day management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework. One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assists in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.
Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is apprised during each fiscal year of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Audit Committee also monitors compliance with legal and regulatory requirements and oversees our artificial intelligence ("AI") governance, data privacy and protection matters and cybersecurity risk management processes. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance policies and procedures. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports. Our Board and its committees engage outside advisors and experts from time to time to assist in understanding market trends, regulatory changes and our risk environment in general. Our Board believes its current leadership structure supports the risk oversight function of the Board.
Director Independence
Our Nominating and Corporate Governance Committee annually reviews and recommends that the Board determine the independence of each director and nominee for election as a director in accordance with the independence standards set forth in the NASDAQ listing rules and SEC rules and regulations. Based on the NASDAQ listing rules and SEC rules and regulations, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the NASDAQ listing rules and SEC rules and regulations. Our Board has determined that each of Robert Deutschman, Roy H. Chestnutt, Holly Hess Groos, Mohan S. Gyani, Jeffrey Karish, and Michelle M. Sterling, who collectively constitute a majority of our Board, is independent.

Executive Sessions of Independent Directors
The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, after each Board and Board Committee meeting (unless circumstances warrant otherwise).
Code of Business and Ethical Conduct
The Board has established a corporate Code of Business and Ethical Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. The Code of Business and Ethical Conduct is available on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.” If we amend our Code of Business and Ethical Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Business and Ethical Conduct to any such person, we will disclose such amendment or waiver on our website at https://www.digitalturbine.com under “Company — Investors — Governance — Governance Documents.”
Insider Trading Policy
We have an insider trading policy that applies to our directors, officers and employees. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report. The policy prohibits such persons from trading in our common stock while in possession of or on the basis of material non-public information about us. In addition, the policy imposes quarterly blackout trading periods on insiders (generally directors, executive officers and other employees who have access to such quarterly financial information such as members of our finance and accounting teams) around our annual and quarterly earnings announcements and event-specific blackout periods on insiders who have knowledge of event-specific material nonpublic information. Our policy also prohibits directors, officers and employees from trading in the stock of third parties that we have a relationship with if such persons receive material nonpublic information of such third parties.
Under the terms of our insider trading policy, directors, officers and employees may not trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a loan (not including margin debt) if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.
Compensation Recoupment Policy
In November 2023, our Compensation Committee adopted a Compensation Recoupment policy in compliance with NASDAQ and SEC rules requiring public companies to recover excess incentive-based compensation from any individual who is or was ever designated an “officer” by our Board of Directors in accordance with Rule 16a-1(f) of the Exchange Act in the event of an accounting restatement. Consistent with the requirements, this policy requires that if we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements, we must clawback from covered officers any incentive-based compensation received by them on or after October 2, 2023 and during the applicable covered period (which generally includes the three completed fiscal years prior to the restatement date) that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.
Director Candidate Nominating Procedures
Our Nominating and Corporate Governance Committee recommends, and our Board of Directors nominates, candidates to be submitted to the stockholders for election as directors. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests for recommendations (which may include through retained third-party search firms, as well as less formal methods such as personal contacts), committee meetings from time to time to evaluate biographical information and material relating to potential candidates and interviews of candidates by Board members. In identifying and evaluating director candidates and determining whether to nominate any particular candidate, the Nominating and Corporate Governance Committee considers the director candidates’ specific experience, qualifications, attributes and skills. Our Nominating and Corporate Governance Committee and our Board of Directors considers whether non-employee director nominees are independent as defined in the corporate governance listing standards of the NASDAQ and SEC rules and regulations and whether they have a prohibited conflict of interest with our business and the other factors referenced under “Proposal No. 1 — Election of Directors — Information Concerning Current Directors and Nominees.”

Diversity in background and professional skill set are factors that our Nominating and Corporate Governance Committee takes into account in identifying director nominees The Nominating and Corporate Governance Committee believes that differences in professional background, education, skill and other individual qualities and attributes are important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the Board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation and effectiveness of the Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria but does believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate our Board’s fulfillment of its responsibilities.
Our Nominating and Corporate Governance Committee and our Board of Directors considers director candidates recommended by the directors. After reviewing a potential director’s qualifications, a suitable candidate will be invited to meet with our Chair and other directors to determine if the candidate is a good fit with the rest of our Board of Directors.
Our Nominating and Corporate Governance Committee and our Board of Directors considers director candidates recommended by stockholders who are entitled to vote for the election of directors at an annual meeting of stockholders and who comply with the advance notice procedures for director nominations set forth in our Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. These procedures require that notice of the director nomination be made in writing and mailed to our Corporate Secretary and such notice must include certain specified information regarding the nominee, the nominating stockholder and such other information set forth in our Bylaws. The notice must be received at our executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to stockholders or made public, whichever occurs first. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as recommendations for other candidates. If our Board determines to nominate a stockholder-recommended candidate, then his or her name will be included in our proxy materials, including our proxy card, for our 2027 annual meeting of stockholders.
Board Evaluation Process
Our Board of Directors and each of our Board committees conducts an annual self-evaluation to assess its performance. Each director participates in these evaluations and our counsel and the Chair of our Nominating and Corporate Governance Committee then review and discuss the results with the full Board. In addition, as part of the process of considering directors for re-election to the Board, individual directors are annually informally evaluated by the Nominating and Corporate Governance Committee on the basis of our needs from a professional and diversity standpoint and directors’ attendance at meetings and their preparedness, participation, candor and overall contribution to the Board, as well as other criteria that the Nominating and Corporate Governance Committee deems appropriate.
Stockholder Communication with Board Members
If a stockholder desires to send a communication to our Board of Directors, any individual director or the non-management directors as a group, the stockholder should send the communication by e-mail by visiting our website (https://www.digitalturbine.com), clicking on “Contact Us” and addressing the communication to the Chair of the Board or by mail addressed as follows:
Digital Turbine, Inc.
100 San Antonio Street, Suite 160
Austin, Texas 78701
Attention: Chair of the Board
The Chair of our Board of Directors will forward the communication to the Board. If a stockholder desires to send a communication to a specific Board member, the stockholder should send the communication to the above address to the attention of the specific Board member.
Human Capital Resources and Culture
We believe the strength of our workforce is critical to our success as we strive to become a more inclusive and diverse technology company. As of March 31, 2026, we employed 620 full-time employees globally, including 281 employees in North America, 282 employees in Europe and the Middle East, 51 employees in Asia Pacific, and 6 employees in Latin America. Our key human capital management objectives are to attract, retain and develop the talent we need to deliver on our commitment to offer and deliver exceptional products and services. Examples of our key programs and initiatives focused on achieving these objectives include:

Total Compensation and Benefits: Our guiding principles are anchored on the goals of being able to attract, incentivize and retain talented employees. We believe in economic security for all employees and have adopted a Living Wage policy. All employees are eligible for performance bonuses. In addition, during 2025 and 2026, substantially all employees receive a new-hire long-term incentive equity grant and an annual long-term incentive equity grant, based on performance. We also provide our employees twelve weeks of paid short-term disability at 100% of base pay, which includes parental leave.
Culture and Values: We have adopted our culture values of Hustle, Results, Accountability, Global, Freedom and Laugh to help create and foster a culture where every employee is empowered, engaged and trusted to be their best at work. We welcome people of different backgrounds, experiences, abilities and perspectives. We embed diverse perspectives in our mindset, products and teams to empower an equitable and culturally fluent environment. Building and continuously fostering this culture within our teams makes us better collaborators, partners and innovators.
We sponsor and support employee-led programs designed to create purposeful action to build a stronger and better-connected team. These programs have helped drive meaningful advancements in on-boarding, cross-functional understanding, a mentoring program and a Digital Turbine Gives campaign where employees volunteer in their local communities on a regular basis.
Health, Safety and Wellness: The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs. We continue to evolve our programs to meet our employees’ health and wellness needs.
Key Corporate Governance Practices
In addition to the corporate governance practices discussed above in this “Corporate Governance” section of the Proxy Statement, we continue to maintain additional corporate governance standards and practices designed to help create long-term value for our stockholders and positive influences on the governance of the Company. These additional key corporate governance practices include the following:
Annual Board evaluations and commitment to Board refreshment: our Board engages in an annual evaluation and skill set determination process and is committed to a rigorous self-evaluation whereby each director must “earn” his or her annual nomination for election from the Nominating and Corporate Governance Committee.
Annual director elections: all of our directors are subject to evaluation and election by the stockholders on an annual basis, rather than having a classified board of directors.
Diverse Board background: we are proud of the strength of our Board due to the differences in professional background, education, skill and other individual qualities and attributes that can contribute to the quality of the Board's operations and decision-making.
Independent Board Chair: we maintain an independent Board Chair who is separate from the Chief Executive Officer. See discussion above under “Board Leadership Structure.”
Independent Board: all the Board members other than the Chief Executive Officer are independent Board members, meaning 86% of the Board is comprised of independent directors.
Stockholders’ right to call special meetings: under our Bylaws, our stockholders have the right to call special meetings of stockholders.
Stockholders’ right to act by written consent: under our Bylaws, our stockholders have the right to act by written consent.
Stockholders’ right to amend our charter documents: our stockholders retain the right to amend both our certificate of incorporation and Bylaws, and there are no supermajority vote requirements to do so.
No stockholder rights plan: we do not maintain a stockholder's rights plan or a poison pill.
Responsible data privacy governance and responsible advertising: we maintain strong compliance and oversight processes in our collection and use of data and to help ensure responsible advertising on our platforms.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
Our Related Party Transactions Policy complies with all applicable requirements of the SEC and the NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. This review will cover any transaction in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the benefits to the Company, the availability of other sources for comparable products or services, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the materiality of the transaction to the related party, the customary (or non-customary) nature of the terms of the transaction, the terms available to unrelated third parties, the appearance of an improper conflict of interest for any related party, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence and the potential violations of other corporate policies.
If we enter into such a related party transaction that has not received approval of the Audit Committee, or a transaction that was not originally such a related party transaction but later becomes a related party transaction, the Audit Committee will review the transaction promptly and may ratify the transaction.
Our Related Party Transactions Policy grants standing pre-approval of certain transactions, including the following: (1) certain employment arrangements of executive officers; (2) any compensation paid to a director that is disclosed in this Proxy Statement; (3) any transaction with another company with which the related party’s only relationship is a director or beneficial owner of less than 10% of that company; (4) any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis such as dividends; (5) any transaction involving a related party where the rates or charges involved are determined by competitive bids; (6) any transaction with a related party involving the rendering of services as a common or contract carrier, or public entity, at rates or charges fixed in conformity with law or governmental authority; and (7) any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
Since April 1, 2025, there have been no transactions that were required to be reported in this section where the related party policy and procedures did not require review, approval or ratification or where the policy and procedures were not followed.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current executive officers as of July 13, 2026:

Name	Age	Position
William G. Stone III	58	Chief Executive Officer and Director
Michael Akkerman	41	Chief Business Officer
Joshua Kinsell	41	Interim Chief Financial Officer and Chief Accounting Officer
Benneaser John	52	Chief Technology Officer
Biographical information regarding Mr. Stone is set forth above under “Election of Directors (Proposal 1) — Information Concerning Current Directors and Nominees.”
Michael Akkerman. Mr. Akkerman became our Chief Business Officer in June 2024. Prior to joining us, Mr. Akkerman served as General Manager, Advertising (Rider Mobility Ads) for Uber Technologies Inc., a technology platform company that enables movement to different physical locations, from April 2023 until joining the Company. From June 2022 to January 2023, he served as Chief Revenue Officer and Product Consultant for data.ai, a data AI platform company for brands and publishers to optimize mobile and digital performance. He also served from May 2022 to April 2023 as Chief Executive Officer and Principal Consultant for Beach Road Consulting, a commercial strategy and product management consulting company. From December 2019 to May 2022, he served as Chief Product and Strategy Officer for Cardlytics, Inc., a digital advertising and customer data technology platform company. From July 2015 to December 2019, he served as Global Head of Partnerships for Pinterest, Inc., a visual search and discovery platform, positioned at the intersection of search, social, and commerce. Prior to that time, Mr. Akkerman served in various corporate strategy positions for software and technology companies. Mr. Akkerman received a Bachelor’s Degree in Psychology and History from the University of New South Wales.
Joshua Kinsell. Mr. Kinsell became our Chief Accounting Officer in April 2024 and our Interim Chief Financial Officer effective June 1, 2026. From February 2023 until he joined us, Mr. Kinsell served as Chief Accounting Officer of HighRadius Corp., a cloud-based autonomous software company, where he led the finance organization’s accounting operations and finance controllership. From December 2021 to February 2023, Mr. Kinsell served as Chief Accounting Officer of Boomi, LP, a software integration platform company. From March 2020 to December 2021, Mr. Kinsell served as Controller of SailPoint Technologies, Inc., an identity security solutions company. Mr. Kinsell also previously served as a Senior Audit Manager for Deloitte LLP. Mr. Kinsell is a Certified Public Accountant. He received his B.B.A. and Master of Accountancy from Baylor University.
Benneaser John. Mr. John became our Chief Technology Officer in April 2026. Prior to joining us, from March 2024 until April 2026, Mr. John served as Vice President of Engineering at Microsoft AI, where he led the Copilot AI data platform to deliver personalized experiences for global consumer and enterprise partners. From March 2015 until September 2018, Mr. John served as the Chief Technology Officer of AppNexus, the world’s largest independent adtech marketplace, where he led the global technology organization through its acquisition by AT&T in 2018. After AT&T rebranded AppNexus as Xandr, Mr. John served as its Chief Technology Officer from October 2018 until May 2024, architecting the integration of AT&T’s data assets before facilitating the company’s acquisition by Microsoft in 2022. Mr. John received a Ph.D. in Computer Science with a specialization in machine learning and big data mining from Karunya Institute of Technology and Sciences. Mr. John also holds a B.S. in Computer Science and M.S. in Computer Applications from Bharathiar University.
Our executive officers are appointed by, and serve at the discretion of, our Board of Directors and hold office until his or her duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis includes a discussion of compensation for the following executive officers during the fiscal year ended March 31, 2026, who are our named executive officers:
•William G. Stone III, Chief Executive Officer ("CEO")
•Michael Akkerman, Chief Business Officer ("CBO")
•Joshua Kinsell, Interim Chief Financial Officer ("CFO") and Chief Accounting Officer ("CAO")
•Stephen A. Lasher, former CFO
•Senthil Kanagaratnam, former Chief Technology Officer ("CTO")
On May 22, 2026, Mr. Lasher resigned from his position with the Company, effective as of May 31, 2026. On May 22, 2026, Mr. Kinsell, the Company’s Chief Accounting Officer, was appointed Interim Chief Financial Officer of the Company, effective as of June 1, 2026. On November 3, 2025, Mr. Kanagaratnam resigned from the Company, effective as of January 31, 2026.
Compensation Philosophy and Objectives
We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain operating efficiencies and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly situated executive officers at peer group companies and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.
We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:
•attracting and retaining talented and experienced executives;
•motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success;
•providing fair and competitive compensation; and
•supporting stockholder value.
Administration and Process
Our executive compensation program is administered by our Compensation Committee. Historically, base salary, annual bonus structure and long-term equity compensation of our executive officers have been governed by the terms of their individual employment agreements. Our Compensation Committee conducts an annual review of our executive compensation program and designs, maintains and oversees its implementation to align the interests of our named executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and to provide a total compensation package for each of our named executive officers that we believe is competitive and necessary to attract and retain talent. As part of this, the Compensation Committee establishes milestone performance levels for incentive bonuses that take into account a number of factors that are designed to further these executive compensation objectives, including our performance, the compensation received by similarly situated executive officers, and the conditions of the markets in which we operate.
In determining executive compensation for fiscal year 2026, the Compensation Committee’s goal was to reward the named executive officers for their respective responsibilities and Company-wide and individual performance. We believe that this policy is intended to help the Company maintain compensation practices that are competitive with those in the industry. Our Chief Executive Officer may also assist by making recommendations to the Compensation Committee specific to determining compensation for the other named executive officers.
We accomplish these objectives by providing a total compensation package that includes three main elements discussed in more detail below: base salary, annual performance-based and time-based cash awards and long-term equity and equity-based awards.
Elements of Executive Officer Compensation
Overview. The compensation packages for our senior executives have both performance-based and non-performance-based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as annual cash bonuses and equity or equity-based awards, are variable and dependent upon our financial and market performance and individual performance. In addition, we may provide long-term cash compensation rather than, or in addition to, equity compensation in the event that equity compensation is too dilutive to our stockholders. Our policy generally is to emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as Company performance and total stockholder return and to create an incentive to build stockholder value over the long-term and more closely align the interest of our named executive officers to those of our stockholders. In the case of equity or equity-based awards, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance and incentivize them to create additional stockholder value.
Our Compensation Committee reviews total compensation packages to see if it and its elements generally fall in line with peer companies and also looks at overall market data. In fiscal year 2026, the Compensation Committee engaged Pearl Meyer, a compensation consultant, to provide input, analysis and consultation to the Compensation Committee regarding our compensation plans and programs and for background information as to general compensation levels, including base salary, annual cash incentives and long-term equity and equity-based incentive compensation, currently being offered in our industry as well as board compensation levels. For further information about the compensation consultant and its services, see “Role of Compensation Consultant” directly below.
Role of Compensation Consultant. During fiscal year 2026, the Compensation Committee engaged a professional compensation consultant, Pearl Meyer, an industry leading global human resources consulting firm, to provide input, analysis and consultation to the Compensation Committee regarding our compensation plans and programs and assist the Compensation Committee in (i) reviewing and analyzing compensation of the chief executive officer, chief financial officer, chief business officer, chief accounting officer and chief technology officer and (ii) reviewing and analyzing market data related to such executive officers’ base salaries and total cash and direct compensation, including short-term and long-term incentive awards. Pearl Meyer has advised the Compensation Committee since fiscal year 2020. Pearl Meyer reports directly to the Compensation Committee. Prior to such engagement, Pearl Meyer did not provide any services to the Company or its management other than those provided to the Compensation Committee. The Compensation Committee considered factors relevant to Pearl Meyer’s independence, such as other services provided by and fees paid to Pearl Meyer and concluded that no conflict of interest exists with respect to its engagement of Pearl Meyer.
The Compensation Committee reviewed executive remuneration survey data provided by Pearl Meyer of primarily tech companies that experienced revenue similar to the Company in 2026 and with market capitalization similar to the Company.
Competitive Benchmarking. The Compensation Committee compares total compensation opportunities to competitive benchmarks when setting pay levels for the named executive officers. The Compensation Committee had Pearl Meyer perform a peer group market survey based on data obtained from a peer group of publicly traded companies.
The companies in this compensation peer group were selected on the basis of their similarity to the Company in terms of industry, talent competitors and financial characteristics, with priority given to the following criteria:
•Market share competitors or companies in similar industry in the media and entertainment and software services sector, with priority to software development and digital media/advertising companies;
•Similar size, approximately 0.5x – 2.5x of the Company, as measured by revenue, market capitalization, analyst forecast revenues and analyst forecast earnings before interest, taxes and depreciation and expense ("EBITDA"); and
•Companies headquartered in the United States.

After review of the compensation consultant’s recommendations, the Compensation Committee selected the 2026 peer group by removing Cardlytics, Inc., Outbrain Inc. (now Teads Holding Co.), System1, Inc. and Upland Software, Inc. due to their relative scale, and added 8x8, Inc., Criteo S.A., Ibotta, Inc., Rimini Street, Inc., Riskified Ltd. and Xperi Inc. given their greater similarity to the Company.

The 15 companies included in our 2026 peer group are listed below:

8x8, Inc	Criteo S. A.	Domo, Inc.
Entravision Communications Corporation	EverQuote, Inc.	Ibotta, Inc.
MediaAlpha, Inc.	PubMatic, Inc.	QuinStreet, Inc.
Rimini Street, Inc.	Riskified, Ltd.	Thryv Holdings, Inc.
Viant Technology Inc.	Xperi Inc.	Yext, Inc.
The Compensation Committee generally reviews our peer group annually and makes adjustments to its composition, when appropriate, to reflect changes in both our business and the businesses of the companies in the peer group.
Base Salary. We pay our executives a base salary pursuant to the terms of employment arrangements, which are all at-will arrangements without a definite term. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We also consider our overall business outlook, our budget, internal pay equity and seek over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.

Named Executive Officer	FY 2025 Base Salary	Increase	FY 2026 Base Salary
William Stone	$650,000	$—	$650,000
Michael Akkerman	410,000	40,000	450,000
Joshua Kinsell	300,000	15,000	315,000
Stephen Lasher	450,000	—	450,000
Senthil Kanagaratnam	450,000	—	450,000
The annual salary for Mr. Akkerman for fiscal year 2026 was increased from $410,000 to $450,000 due to performance, to further align with the median set forth in the peer group market survey data and for pay equity purposes. The annual salary for Mr. Kinsell for fiscal year 2026 was increased from $300,000 to $315,000 primarily for merit purposes. Mr. Kinsell’s annual salary was increased from $315,000 to $350,000 for fiscal year 2027 in connection with a review of his compensation as Chief Accounting Officer in comparison to similar roles at peer companies. In addition, in connection with his appointment as Interim Chief Financial Officer, Mr. Kinsell's base salary will increase by $10,000 per month for the period of time he serves as Interim Chief Financial Officer.
We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required. Our Compensation Committee may however increase base salaries of our executive officers from time to time in its discretion based on its assessment of market compensation, individual performance, retention, assuming new or additional responsibilities, overall business outlook, our budget, internal pay equity and other factors our Compensation Committee deems relevant.
Annual Performance Incentives. Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive annual cash incentives based primarily on both Company performance and individual performance during the fiscal year. Historically, for our senior executive officers (CEO, CFO, CBO, CTO) factors given considerable weight in establishing incentive performance criteria are revenues and non-GAAP adjusted EBITDA ("adjusted EBITDA"). Revenues represent our net revenue reported within our consolidated financial statements and adjusted EBITDA is defined as GAAP net earnings or loss excluding various cash and non-cash expenses, including: stock-based compensation expense, depreciation and amortization, net interest income (expense), net other income (expense), business transformation costs, foreign exchange transaction gains (losses), income tax (benefit) provision, transaction-related expenses, contract settlement fees, changes in fair value of contingent consideration, impairment of goodwill, severance costs, (gain)/loss on extinguishment of debt, amortization of debt discount, issuance costs, and exit and duration fees, and unrealized (gain)/loss on derivatives. Our Compensation Committee utilizes the adjusted EBITDA amounts publicly reported by the Company. Our Compensation Committee utilizes revenue and adjusted EBITDA as performance metrics because it believes these measures best align executive incentives with the Company’s strategic priorities and stockholder return by encouraging durable revenue, improved operating performance, and stronger cash flow. For our CAO, annual performance bonus is based primarily on both Company performance and individual performance. We do not disclose the specific annual incentive performance targets for revenue and adjusted EBITDA for competitive reasons.
Pursuant to Mr. Stone’s employment agreement, Mr. Stone is eligible to receive annual cash incentives by attainment of revenue and earnings (adjusted EBITDA) goals set by our Compensation Committee, and a discretionary component. The objective goals will have three increasingly higher levels of revenue and earnings (adjusted EBITDA). Depending on incentive goals achievement, the annual cash incentive payment percentages will equal 50% (threshold), 100% (target) and 200% (stretch) of Mr. Stone’s annual incentive target, which incentive target is 150% of base salary ($650,000 base salary for fiscal year 2026, so a $975,000 incentive target for fiscal year 2026) based on the level of goal achievement. The revenue and earnings (adjusted EBITDA) goals each represent 40% of the total incentive opportunity, while the remaining 20% of the incentive opportunity is in the sole discretion of the Compensation Committee based on exceptional Company performance, individual performance and other factors the Compensation Committee deems appropriate, capped at the highest incentive tier earned on the performance goals. The Compensation Committee retains discretion to award a pro-rated amount of any applicable incentive based on partial achievement. For fiscal year 2026, based on the extent of achievement of the Company's revenue and earnings (adjusted EBITDA) goals for fiscal year 2026, Mr. Stone was paid annual incentive compensation of $1,111,159, which included a discretionary bonus of $236,486. Mr. Stone's discretionary bonus was based on successfully exceeding the fiscal year 2026 performance targets, achievement of other Company objectives and individual performance.
For the other senior executives (Mr. Lasher and Mr. Akkerman and, beginning in fiscal year 2027, Mr. Kinsell and Mr. John), we provide an annual incentive substantially similar in structure to Mr. Stone, but each executive's target is 100% of base salary and the weighting of the performance objectives differ depending on role. For the CFO, the revenue and earnings (adjusted EBITDA) goals represent 30% and 50%, respectively, of the total incentive opportunity, and for the CBO and CTO, the revenue and earnings (adjusted EBITDA) goals each represent 40% of the total incentive opportunity. The remaining 20% of the incentive opportunity for each executive is in the sole discretion of the Compensation Committee based on exceptional Company performance, individual performance, and other factors the Compensation Committee deems appropriate (in each case with input from the CEO), capped at the highest incentive tier earned on the performance goals. The Compensation Committee retains discretion to award a pro-rated amount of any applicable incentive based on partial achievement. For fiscal year 2026, based on the extent of achievement of the Company's revenue and adjusted EBITDA goals for fiscal year 2026, Mr. Lasher and Mr. Akkerman were paid annual incentive compensation of $521,066 and $512,843 respectively, which included discretionary bonuses of $109,148 each. These discretionary bonuses were based on successfully exceeding the fiscal year 2026 performance targets, achievement of other Company objectives and their individual performance.
Mr. Kanagaratnam departed the Company during the fiscal year and therefore was not eligible for a fiscal year 2026 annual incentive compensation.
In fiscal year 2026, Mr. Kinsell was entitled to an annual cash incentive bonus within the company-wide bonus program which was based primarily on both Company performance and individual performance. Generally, the Company sets a bonus target for the CAO (for fiscal year 2026, 40% of annual base salary for Mr. Kinsell) and considers Company performance, particularly revenues and earnings (adjusted EBITDA). In addition, such target percentage can be modified based on performance of the executive’s area of responsibility and individual performance, and other factors the Compensation Committee deems relevant to such annual cash incentive determination. The Company has an annual company-wide bonus plan in which the CAO participates and the bonus plan is funded based on Company performance, particularly revenue and adjusted EBITDA performance. As and to the extent the bonus plan is funded for a particular year, the individual amount paid to the CAO is determined based on the criteria discussed above. For fiscal year 2026, based on the extent of achievement of the Company's performance goals (revenue and adjusted EBITDA), the Company-wide bonus plan was funded. Mr Kinsell was paid an annual incentive of $248,548. In addition, prior to his appointment as Interim Chief Financial Officer, in July 2025, the Compensation Committee approved a retention cash bonus for Mr. Kinsell of $100,000, to be paid in two equal installments of $50,000 each, the first installment on the six-month anniversary of such approval date and the second installment on the one-year anniversary of such approval date, so long as Mr. Kinsell continues to be employed by the Company at the time of such payment.
For the executives, if any extraordinary event occurs during the period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement.

Other. See “Summary Compensation Table” for details on cash incentives earned by our named executive officers.
Fiscal year 2027. Looking to fiscal year 2027, the Compensation Committee intends to utilize the same or similar criteria as described above for fiscal year 2026 in determining annual incentive compensation for our named executive officers. Mr. Kinsell's annual incentive compensation for fiscal year 2027 will be based on the criteria described above for the CEO, CFO, CBO and CTO, with an annual incentive target equal to 45% of his base salary and, for the period of Mr. Kinsell's service as Interim Chief Financial Officer, an annual incentive target of 100% of his base salary. Mr. Stone agreed that, notwithstanding any provision to the contrary in his employment agreement, the Board and the Compensation Committee may set the threshold, target and stretch percentages for annual incentive compensation, along with the percentage allocation of the performance goals’ impact on annual incentive compensation, in their discretion.
In addition, for fiscal year 2027, on May 25, 2026, the Compensation Committee approved a cash incentive bonus program for Mr. Akkerman pursuant to which Mr. Akkerman would be paid a cash incentive of up to $1,000,000 as follows: up to 40% ($400,000) payable upon the Company's achievement of a first half of fiscal year 2027 adjusted EBITDA target and up to 60% ($600,000) payable upon the Company's achievement of a fiscal year 2027 adjusted EBITDA target, provided that Mr. Akkerman is still employed as of the six-month and twelve-month anniversaries, respectively, of the May 25, 2026 approval date. The Compensation Committee approved such program for retention purposes, in light of Mr. Akkerman’s impact on the operations and revenue growth of the Company. The Compensation Committee decided to utilize adjusted EBITDA as the performance goal for purposes of payout of the incentive compensation (versus a time-based payout) in order to align the incentive with the Company’s strategic priorities and stockholder return.
The Compensation Committee may utilize other or different performance measures in assessing the performance of our named executive officers in determining annual incentive compensation. In addition, the Compensation Committee may increase or decrease the annual incentive target percentages of base salary, performance goal achievement thresholds, goal achievement payout percentages and allocation of performance goal percentage contributions for the annual incentive opportunity for the named executive officers. In addition, the Compensation Committee has the discretion to award discretionary bonuses to our named executive officers in addition to the annual incentive awards programs described above or otherwise during the fiscal year based on individual performance, achievement of goals or milestones, assuming new or additional responsibilities, retention or other factors the Compensation Committee deems relevant.
Equity and Equity-Based Compensation. We believe that equity or equity-based compensation is an important long-term incentive for our executive officers and other employees and generally align officer and employee interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.
Pursuant to Mr. Stone’s employment agreement, he is eligible to receive long term incentive (“LTI”) equity grants each fiscal year for a number of shares that is within the sole discretion of the Compensation Committee. Each annual LTI grant is to consist of time vesting and performance-vesting awards. Time vesting LTI awards that have not vested prior to any termination of the executive’s employment will terminate. Performance vesting LTI restricted stock units (“PSUs”) are to be contingent on achievement of three-year revenue and adjusted EBITDA goals, based on increasingly higher levels of attainment established by the Compensation Committee. Our Compensation Committee utilizes revenue and adjusted EBITDA as performance metrics because it believes these measures best align executive incentives with the Company’s strategic priorities and stockholder return by encouraging durable revenue, improved operating performance, and stronger cash flow. Any PSUs will be earned on the third anniversary of the grant date (and following Compensation Committee certification of the performance-based results), based on performance attainment, provided the executive is employed through such date. Except in connection with a termination without cause or for good reason, if the executive’s employment with the Company terminates prior to the third anniversary of the applicable grant date, PSUs will not vest and will terminate immediately upon such termination of employment. Any PSUs will be subject to a negative discretion clawback up to two years after the vesting date in connection with adverse financial restatements or certain actions constituting cause. During such two-year period any underlying shares are subject to a lock up. For competitive purposes, the Company does not disclose the threshold, target or stretch attainment levels of our revenue or adjusted EBITDA targets relating to our long-term incentive compensation awards.
For the other senior executives, we generally grant LTI equity awards on terms substantially similar in structure to Mr. Stone, historically with the exception of the CAO, who has been granted LTI equity awards more consistent with the general employee population (which takes into account responsibility, annual base salary and performance).
Fiscal Year 2026 Awards. Historically we have annually granted performance vesting LTI restricted stock units (“PSUs”) and time-based equity awards as part of our regular executive compensation program to incentivize management to achieve or exceed expected performance and align executive interests with the shareholders. In fiscal year 2026, the

Compensation Committee approved equity awards in the form of PSUs and stock options to reinforce performance expectations and align executive rewards with shareholder interests. Under the plan design, 50% of the award value was based on the PSU component (assuming maximum performance achievement) and 50% of the award value was based on stock options. PSUs are contingent on achievement of three-year revenue and adjusted EBITDA goals. If any extraordinary event occurs during the three-year period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement. Our Compensation Committee utilizes revenue and adjusted EBITDA as performance metrics because it believes these measures best align executive incentives with the Company’s strategic priorities and stockholder return by encouraging durable revenue, improved operating performance, and stronger cash flow. The Compensation Committee reviewed short-term and long-term performance metrics and continues to believe that it is in the long-term interest of our stockholders to continue using revenue and adjusted EBITDA in both our short-term and long-term performance incentive awards.
PSU Awards
The Compensation Committee allocated two-thirds of the PSUs for achieving targeted performance and one-third of PSUs to achieve growth goals to incentivize the executives to exceed target performance and thereby further enhance stockholder value, as follows:
•One-third based upon achievement of a three-year revenue target;
•One-third based upon achievement of a three-year adjusted EBITDA target;
•One-sixth of the PSUs will vest based upon the achievement of a growth revenue goal; and,
•One-sixth of the PSUs will vest based upon the achievement of a growth adjusted EBITDA goal.
All metrics will be measured based on fiscal year 2028 performance. Performance below the revenue target results in no PSU awards related to revenue objectives. Performance below the adjusted EBITDA target results in no PSU awards related to adjusted EBITDA objectives. If our achievement of performance goals falls in between the target and growth goals, such amounts will be interpolated on a linear basis in calculating the number of PSU shares vested. We do not disclose the long-term target or growth metrics for competitive reasons.
Stock Option Awards

The vesting schedules of the stock options will be one-third on the first anniversary of the grant date and then in equal amounts on a quarterly basis after such first anniversary through the third anniversary of the grant date.
The total number of shares granted by type of award were as follows (PSUs are represented at the maximum potential number of shares to be received):

	Stock Options		PSUs
Name	Exercise Price Per Share	Shares Granted	Shares Granted
William G. Stone III	$3.24	462,963	344,037
Michael Akkerman	3.24	185,185	137,615
Stephen A. Lasher	3.24	216,049	160,550
Senthil Kanagaratnam	3.24	185,185	137,615
Total		1,049,382	779,817
As part of our regular long-term incentive grants, in May 2025, Mr. Kinsell was granted RSUs covering 27,397 shares, which vest quarterly over a three-year period from the date of grant.
Fiscal Year 2027 Awards. The Compensation Committee did not grant any long-term incentive awards as it historically has done in May of the fiscal year. The Compensation Committee intends to wait until after the Annual Meeting and after receiving the results of the stockholder vote on the proposed plan amendment to the 2020 Plan to increase the number of available shares thereunder.
Other. Mr. Stone agreed that the goal attainment thresholds, the threshold target and stretch payout percentages for long-term incentive performance-based restricted stock units, vesting terms of stock options, RSUs and PSUs, and mix of stock options, RSUs and PSUs may be set in the discretion of the Compensation Committee and the Board from time to time notwithstanding the terms in his employment agreement.

Our Compensation Committee may from time to time grant stock options, restricted stock, restricted stock unit, performance stock and performance stock unit equity awards to our named executive officers based on the discretion of the Compensation Committee, taking into account Company-wide performance, Company division performance, market assessment, individual performance, achievement of goals or milestones, assuming new or additional responsibilities, retention or other factors the Compensation Committee deems relevant. In addition, the Compensation Committee may in its discretion increase or decrease the performance goals, percentage attainment levels of such goals, percentage allocation of performance goals, percentage payout or utilize other or different performance measures with respect to the annual PSU grants based on the above factors.
The authority to make equity or equity-based awards to our executive officers rests with our full Board, based upon recommendations made by the Compensation Committee, or by the Compensation Committee acting alone. The Compensation Committee considers the input and recommendation of our Chief Executive Officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity or equity-based grants.
Equity Award Timing Policies. We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Consistent with the employment agreement of the CEO, the Compensation Committee does not determine the annual cash incentive or LTI awards for senior executives until the Compensation Committee has final audited financial statements with which to make such determinations. The Compensation Committee has historically made such determinations around the time of completion of such audit and before public announcement of the audited results and intends to continue doing so at this time (although the Compensation Committee may change the timing of such annual grants in the future). Neither the Board nor the Compensation Committee takes into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Other Benefits and Perquisites. Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.
The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. We value perquisites, if any, at their incremental cost to us in accordance with SEC regulations.
We believe that the benefits and perquisites, if any, we provide to our named executive officers are within competitive practice and customary for executives in similar positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our stockholders.
Stock Ownership Guidelines. To further align our executives’ financial interests with those of our stockholders, we adopted the following minimum stock ownership guidelines:

CEO	5x annual base salary
COO	2x annual base salary
The executives have five years following initial appointment to meet the guidelines. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership and vested but unexercised stock options will be treated as equivalent to one-half a share.
Mr. Stone has met the above guidelines.
Tax Deduction of Executive Compensation
Section 162(m) of the federal tax laws generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. The Compensation Committee may take into consideration the potential tax deductibility of compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, motivates, and rewards our executive officers that are critical to our success.
Compensation Risk Management
As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and our compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements and requires approval of our Board of Directors for matters outside of the ordinary course and our whistle blower program. Based upon the above, the Compensation Committee has concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.
Impact of Shareholder Advisory Vote
At our prior annual meeting, our stockholders approved, in a non-binding advisory vote, our executive compensation with 87% of the shares present, in person or by proxy, and entitled to vote thereon affirmatively giving their approval (with broker non-votes having no effect on the vote). Accordingly, we believe that this vote affirms the appropriateness of our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

July 13, 2026	Members of the Compensation Committee

Jeffrey Karish (Chair) Mohan S. Gyani Michelle M. Sterling
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during fiscal year 2026. No member of the Compensation Committee is or has been an executive officer of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2026.

SUMMARY COMPENSATION TABLE
The following compensation table sets forth for fiscal years 2026, 2025, and 2024, the base salary and other compensation of our named executive officers.

Name	Fiscal Year Ended March 31,	Salary	Bonus		Non-Equity Incentive Plan Compensation	Stock Awards(1)	Option Awards(1)	All Other Compensation(2)		Total
William G. Stone III	2026	$650,000	$236,486		$874,673	$1,500,000	$1,500,000	$28,340		$4,789,499
Chief Executive Officer	2025	650,000	—		—	1,070,000	735,000	28,750		2,483,750
	2024	650,000	—		—	4,575,000	1,525,000	29,631		6,779,631
Michael Akkerman	2026	450,000	109,148		403,695	600,000	600,000	25,019		2,187,862
Chief Business Officer	2025	410,000	37,000	(3)	—	750,000	750,000	25,561		1,972,561
Joshua Kinsell(4)	2026	315,000	348,548	(5)	—	115,000	—	30,400		808,948
Interim Chief Financial Officer and Chief Accounting Officer	2025	300,000	—		—	675,000	—	28,160		1,003,160
Stephen A. Lasher(6)	2026	450,000	109,148		411,918	700,000	700,000	37,506		2,408,572
Former Chief Financial Officer	2025	450,000	—		—	2,495,000	1,855,000	79,670	(7)	4,879,670
Senthil Kanagaratnam(8)	2026	450,000	202,500	(9)	—	600,000	600,000	32,348	(8)	1,884,848
Former Chief Technology Officer	2025	450,000	90,000	(9)	—	535,000	367,500	32,974		1,475,474
	2024	420,000	—		—	1,127,500	312,500	31,857		1,891,857
(1)The amounts in the “Stock Awards” and “Option Awards” columns relate to awards of stock options, RSUs and PSUs made under our 2020 Plan. With respect to each award, the amounts disclosed generally reflect the fair value of the award as of the grant date for all awards issued in the respective fiscal year, in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718 Compensation-Stock Compensation ("ASC 718"). Generally, ASC 718 requires the full grant-date fair value of an award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 14, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report sets forth the relevant assumptions used to determine the valuation of our awards.
(2)Amounts under “All Other Compensation” represent Company paid health benefits and 401(k) employer matching contributions, along with the amounts noted in the footnotes below for Mr. Lasher and Mr. Kanagaratnam.
(3)Represents a signing bonus of $37,000 paid to Mr. Akkerman under his employment agreement.
(4)On May 22, 2026, Mr. Kinsell, was appointed Interim Chief Financial Officer of the Company effective as of June 1, 2026. In July 2025, the annual salary for Mr. Kinsell was increased from $300,000 to $315,000 primarily for merit purposes. Mr. Kinsell’s annual salary was increased from $315,000 to $350,000 for fiscal year 2027 in connection with a review of his compensation as Chief Accounting Officer in comparison to similar roles at peer companies and, in connection with his appointment as Interim Chief Financial Officer, such base salary will increase by $10,000 per month for the period of time he serves as Interim Chief Financial Officer.
(5)Includes a retention cash bonus for Mr. Kinsell of $100,000, to be paid in two equal installments of $50,000 each, the first installment to be paid on the six-month anniversary of the approval date (January 2026) and the second installment to be paid on the one-year anniversary of such approval date (July 2026) provided that Mr. Kinsell continues to be employed by the Company at the time of such payment).
(6)Mr. Lasher was appointed Chief Financial Officer of the Company effective as of February 5, 2025. On May 22, 2026, Mr. Lasher resigned from his position with the Company to seek another opportunity. Such resignation was effective on May 31, 2026.
(7)Includes a relocation allowance of $75,000 paid to Mr. Lasher under his employment agreement.

(8)On November 3, 2025, Mr. Kanagaratnam resigned from the Company, effective as of January 31, 2026. Mr. Kanagaratnam departed the Company on January 31, 2026. The Company and Mr. Kanagaratnam entered into a separation agreement pursuant to which Mr. Kanagaratnam continued to provide advisory services to the Company until May 31, 2026 (which term could expire earlier under certain circumstances) for a consulting fee of $2,500 per month, totaling $5,000 during the fiscal year ended March 31, 2026. “All Other Compensation” for Mr. Kanagaratnam in 2026 includes his consulting fees, in addition to Company paid health benefits and 401(k) employer matching contributions.
(9)Includes $90,000 in 2025 and $90,000 in 2026 related to a cash bonus for Mr. Kanagaratnam of $240,000 approved by the Compensation Committee in May 2024, such bonus to be earned in eight quarterly installments of $30,000 each until the second anniversary of the approval date (so long as Mr. Kanagaratnam continues to be employed by the Company at the time of such payment).

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
EMPLOYMENT AGREEMENTS
Employment Agreement with William G. Stone III
CEO Employment Agreement. On September 9, 2014, we entered into an employment agreement with Mr. Stone (the “Stone Employment Agreement”) pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. In connection with this employment agreement, Mr. Stone received a one-time $100,000 signing bonus. Pursuant to the Stone Employment Agreement, which has been amended as described below, Mr. Stone received a salary of $500,000 per year and was eligible for a performance bonus.
Also in connection with entering into the Stone Employment Agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted, and Mr. Stone was awarded stock options to purchase an additional 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014. All of such stock options have now vested.
CEO Employment Agreement Amendment. On May 26, 2016, we entered into an amendment to the Stone Employment Agreement, which extended the term of the Stone Employment Agreement until March 31, 2018. In connection with entering into the amendment on May 26, 2016, Mr. Stone was awarded stock options under the 2020 Plan to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on May 26, 2016. All of such stock options have now vested.
CEO Second Amendment to Employment Agreement. On March 16, 2018, the Company entered into a second amendment to the Employment Agreement with Mr. Stone (the “Second Amendment”). The Second Amendment replaced the fixed term of employment, which would otherwise have expired on March 31, 2018, with an at-will arrangement without a definite term. In addition, the Second Amendment: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; (ii) provided pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Stone for good reason and changes the duration of severance payments to Mr. Stone in connection with such types of terminations following a change of control; and (iii) provided for a $100,000 signing payment to Mr. Stone.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long-term equity incentives. For a description of the terms of the annual incentive and long-term incentive plans, see the discussion under “Compensation Discussion and Analysis” in this Proxy Statement.
For a discussion of Mr. Stone’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The foregoing summary of the Stone Employment Agreement and amendments thereto do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Stone Employment Agreement and such amendments, which have been filed as exhibits to the Annual Report.
Employment Agreement with Stephen A. Lasher
On February 5, 2025, we entered into an employment agreement (the “Lasher Employment Agreement”) with Stephen A. Lasher as Chief Financial Officer. The Lasher Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Lasher Employment Agreement, Mr. Lasher receives an annual salary of $450,000 and is eligible for an annual performance bonus. In addition, Mr. Lasher was awarded (1) stock options to purchase 500,000 shares of our common stock, and (2) new-hire RSUs covering 500,000 shares of our common stock. The stock options vest over three years, with one-third vesting on the first anniversary of the start date and the remainder vesting on a pro rata quarterly basis over the remaining two years. The new hire RSUs vest over three years, with one-third vesting on the first anniversary of his start date and the remainder vesting on a pro rata quarterly basis over the remaining two years.
In addition, we paid Mr. Lasher a relocation allowance of $75,000. If Mr. Lasher voluntarily terminates his employment prior to the first anniversary of his start date, Mr. Lasher must repay the relocation allowance back to us.
The Lasher Employment Agreement also provides for severance for Mr. Lasher in the event of a termination without cause or a termination by Mr. Lasher for good reason. For a discussion of Mr. Lasher’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The Lasher Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Lasher Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Lasher Employment Agreement, which has been filed as an exhibit to the Annual Report.
Employment Agreement with Michael Akkerman
On May 15, 2024, we entered into an employment agreement (the “Akkerman Employment Agreement”) with Michael Akkerman as Chief Business Officer with a start date of June 3, 2024. The Akkerman Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the Akkerman Employment Agreement, Mr. Akkerman receives an annual salary of $410,000 and is eligible for an annual performance bonus. In addition, Mr. Akkerman was awarded (1) RSUs covering 428,571 shares of our common stock, which RSUs will vest in equal quarterly installments over the two-year period following the grant date (his June 3, 2024 start date), and (2) contingent stock options to acquire 625,000 shares of our common stock. These stock options vest in equal quarterly installments over the two-year period following his start date.
In addition, we paid Mr. Akkerman a signing bonus of $37,000. If Mr. Akkerman voluntarily terminates his employment or if we terminate his employment for cause (as defined in the Akkerman Employment Agreement) prior to the first anniversary of his start date, Mr. Akkerman must repay the signing bonus back to us.
The Akkerman Employment Agreement also provides for severance for Mr. Akkerman in the event of a termination without cause or a termination by Mr. Akkerman for good reason. For a description of Mr. Akkerman’s severance arrangement under his employment agreement, see the discussion under “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The Akkerman Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the Akkerman Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the Akkerman Employment Agreement, which has been filed as an exhibit to the Annual Report.
Employment Agreement with Benneaser John
Effective as of February 23, 2026, we entered into an employment agreement (the “John Employment Agreement”) with Benneaser John as Chief Technology Officer for employment to commence on April 6, 2026. The John Employment Agreement is an at-will arrangement without a definite term.
Pursuant to the John Employment Agreement, Mr. John receives an annual salary of $450,000 and is eligible for an annual performance bonus starting in the fiscal year ending March 31, 2027. In addition, subject to Board and/or Compensation Committee approval, Mr. John was awarded RSUs covering 693,069 shares. The new hire RSUs vest over three years, with one-third vesting on the first anniversary of his start date and the remainder vesting on a pro rata quarterly basis over the remaining two years.
In addition, we will pay Mr. John a new hire bonus of $250,000 on the first anniversary of his start date provided that before then he does not voluntarily resign or his employment is not terminated by the Company for cause.
The John Employment Agreement also provides for severance for Mr. John in the event of a termination without cause or a termination by Mr. John for good reason. For a discussion of Mr. John’s severance arrangement under his employment agreement, see “Termination Provisions and Potential Payments Upon Termination or Change of Control” in this Proxy Statement.
The John Employment Agreement also contains customary confidentiality, non-compete and non-solicitation provisions.
The foregoing summary of the John Employment Agreement does not purport to summarize all terms and is subject to, and qualified in its entirety by, the full text of the John Employment Agreement, which has been filed as an exhibit to the Annual Report.

Separation Agreement with Senthil Kanagaratnam
On November 3, 2025, Mr. Kanagaratnam resigned from the Company, effective as of January 31, 2026. The Company and Mr. Kanagaratnam entered into a separation agreement pursuant to which Mr. Kanagaratnam continued to provide advisory services to the Company until May 31, 2026 (which term could expire earlier under certain circumstances) for a consulting fee of $2,500 per month, totaling $5,000 during the fiscal year ended March 31, 2026. Mr. Kanagaratnam was entitled to receive his accrued compensation as of the separation date.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2026
The following table sets forth certain information about plan-based awards that we made to the named executive officers during the fiscal year ended March 31, 2026.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards					All other Stock Awards: Number of Shares of Stock or Units		Option Awards: Number of Shares Underlying Options		Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock & Option Awards(1)
Name	Grant Date	Threshold	Target		Maximum	Threshold		Target		Maximum
William G. Stone III	5/23/2025	$390,000	$780,000	(2)	$1,560,000	—		—		—	—		—		$—	$—
Chief Executive Officer	5/23/2025	—	—		—	229,358		229,358	(3)	344,037	—		—		—	1,500,000
	5/23/2025	—	—		—	—		—		—	—		462,963	(4)	3.24	1,500,000
Michael Akkerman	5/23/2025	180,000	360,000	(2)	720,000	—		—		—	—		—		—	—
Chief Business Officer	5/23/2025	—	—		—	91,743	—	91,743	(3)	137,615	—		—		—	600,000
	5/23/2025	—	—		—	—		—		—	—		185,185	(4)	3.24	600,000
Joshua Kinsell	5/23/2025	—	—		—	—		—		—	27,397	(5)	—		—	113,698
Interim Chief Financial Officer and Chief Accounting Officer
Stephen Lasher	5/23/2025	180,000	360,000	(2)	720,000	—		—		—			—		—	—
Former Chief Financial Officer	5/23/2025	—	—		—	107,033	—	107,033	(3)	160,550	—		—		—	700,000
	5/23/2025	—	—		—								216,049	(4)	3.24	700,000
Senthil Kanagaratnam	5/23/2025	180,000	360,000	(2)	720,000	—		—		—	—		—		—	—
Former Chief Technology Officer	5/23/2025	—	—		—	91,743	—	91,743	(3)	137,615	—		—		—	600,000
	5/23/2025	—	—		—	—		—		—	—		185,185	(4)	3.24	600,000
________________________
(1)The value of an equity award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. Value of PSUs is tied to satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of the end of fiscal year 2028. For PSUs, the Company has assumed an attainment of the maximum amount.
(2)Represents the performance portion (80%) of the annual cash incentive plan opportunity granted during fiscal year 2026. The remaining portion of the annual incentive plan opportunity (20%) is a bonus payable at the discretion of the Compensation Committee.
(3)The stock awards are comprised entirely of PSUs. The PSUs vest for a number of shares based upon satisfaction of certain financial performance criteria (revenue and adjusted EBITDA) during the three fiscal year period ended March 31, 2028. For further discussion of this PSU award, see discussion under “Executive Compensation – Compensation Discussion and Analysis – Equity and Equity-Based Compensation."
(4)Stock options vest one-third on the first anniversary of the grant date and in equal quarterly installments thereafter until the third anniversary of the grant date.
(5)The RSUs vest in equal installments on a quarterly basis until the third anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2026
The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2026.

	Option Awards									Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date		Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(6)
William G. Stone III(1)	5/23/2025	—		462,963		$3.24		5/23/2035		—		$—	—	$—
Chief Executive Officer	5/23/2025	—	—	—	—	—	—	—	—	—	—	—	344,037	990,827
	5/24/2024	218,750		281,250		2.14		5/24/2034		—		—	—	—
	5/24/2024	—		—		—		—		—		—	500,000	1,440,000
	5/22/2023	107,847		49,023		14.36		5/22/2033		—		—	—	—
	5/22/2023	—		—		—		—		33,188		95,581	—	—
	5/22/2023	—		—		—		—		—		—	212,396	611,700
	5/27/2022	106,346		7,090		29.33		5/27/2032		—		—	—	—
	5/27/2022	—		—		—		—		8,792		25,321	—	—
	6/1/2021	41,265		—		67.71		6/1/2031		—		—	—	—
	6/1/2020	142,315		—		6.62		6/1/2030		—		—	—	—
Michael Akkerman(2)	5/23/2025	—		185,185		3.24		5/23/2035		—		—	—	—
Chief Business Officer	5/23/2025	—		—		—		—		—		—	137,615	396,331
	6/3/2024	546,875		78,125		1.75		6/3/2034		—		—	—	—
	6/3/2024	—		—		—		—		53,572		154,287	—	—
Joshua Kinsell(3)	5/21/2025	—		—		—		—		20,548		59,178	—	—
Interim Chief Financial Officer and Chief Accounting Officer	10/29/2024	—		—		—		—		7,602		21,894	—	—
	4/8/2024	—		—		—		—		116,279		334,884	—	—
Stephen Lasher(4)	5/23/2025	—		216,049		3.24		5/23/2035		—		—	—	—
Former Chief Financial Officer	5/23/2025	—		—		—		—		—		—	160,550	462,384
	2/6/2025	165,000		335,000		4.99		2/6/2035		—		—	—	—
	2/6/2025	—		—		—		—		335,000		964,800	—	—
Senthil Kanagaratnam(5)	5/23/2025	—		185,185		3.24		5/23/2035		—		—	—	—
Former Chief Technology Officer	5/23/2025	—		—		—		—		—		—	137,615	396,331
	5/24/2024	145,834		104,166		2.14		5/24/2034		—		—	—	—
	5/24/2024	—		—		—				—		—	250,000	720,000
	5/22/2023	22,099		10,046		14.36		5/22/2033		—		—	—	—
	5/22/2023	—		—		—		—		6,802		19,590	—	—
	5/22/2023	—		—		—		—		—		—	43,524	125,349
	11/7/2022	69,005		—		12.21		11/7/2032		—		—	—	—
________________________
(1)During the fiscal year ended March 31, 2026, Mr. Stone was awarded stock options to purchase 462,963 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2026, Mr. Stone was granted PSUs covering 344,037 shares, with the actual number of shares ranging from 229,358 shares to 344,037 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2028. During the fiscal year ended March 31, 2025, Mr. Stone was awarded stock options to purchase 500,000 shares of our common stock, of which one-fourth vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the three years following such first anniversary date. Also, during the fiscal year ended March 31, 2025, Mr. Stone was granted PSUs covering 500,000 shares, with the actual number of shares ranging from 333,333 shares to 500,000 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year

2027. During the fiscal year ended March 31, 2024, Mr. Stone was awarded stock options to purchase 156,870 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 22, 2024) and with the balance vesting proportionately each quarter thereafter over the three years following such first anniversary date. Also, during the fiscal year ended March 31, 2024, Mr. Stone was awarded RSUs for 106,198 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 22, 2024) and the balance vesting proportionately each quarter during the remaining three years following such first anniversary date. We also granted Mr. Stone during the fiscal year ended March 31, 2024 PSUs for a target number of 212,396 shares, with the actual number of shares ranging from 0 to 236,909 based on satisfaction of certain revenue, adjusted EBITDA and total shareholder return ("TSR") performance criteria determined after the close of fiscal year 2026. During the fiscal year ended March 31, 2023, Mr. Stone was awarded stock options to purchase 113,436 shares of our common stock, of which one-fourth vests on the first anniversary date of the grant date (May 27, 2023) and with the balance vesting proportionately each quarter thereafter over the following three years from August 27, 2023 through the fourth anniversary of the grant date, which is May 27, 2026. Also, during the fiscal year ended March 31, 2023, Mr. Stone was awarded RSUs for 140,660 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 27, 2023) and the balance vesting proportionately each quarter during the remaining three years beginning August 27, 2023 through May 27, 2026. We also granted Mr. Stone during the fiscal year ended March 31, 2023 PSUs for a target number of 70,330 shares, with the actual number of shares ranging from 0 to 140,660 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2025. During the fiscal year ended March 31, 2022, Mr. Stone was awarded RSUs for 48,000 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (June 1, 2022) and the balance vesting proportionately each month during the remaining three years beginning July 1, 2022 through June 1, 2025. Also, during the fiscal year ended March 31, 2022, Mr. Stone was awarded PSUs for a target number of 24,000 shares, with the actual number of shares to be issued ranging from 0 to 48,000 based upon satisfaction of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2024. We also granted Mr. Stone during the fiscal year ended March 31, 2022 stock options to purchase 41,265 shares, of which one-fourth vests on the first anniversary of the grant date (June 1, 2022) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2022 through the fourth anniversary of the grant date, which is June 1, 2025. During the fiscal year ended March 31, 2021, Mr. Stone was awarded stock options to purchase 142,315 shares of our common stock, of which one-fourth vests on the first anniversary of the grant date (June 1, 2021) and with the balance vesting proportionately each month thereafter over the following three years from July 1, 2021 through the fourth anniversary of the grant date, which is June 1, 2024. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11, which are now fully vested. As of March 31, 2024, 100,000 of these options have been exercised.
(2)During the fiscal year ended March 31, 2026, Mr. Akkerman was awarded stock options to purchase 185,185 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2026, Mr. Akkerman was granted PSUs covering 137,615 shares, with the actual number of shares ranging from 91,743 shares to 137,615 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2028. During the fiscal year ended March 31, 2025, Mr. Akkerman was granted stock options to purchase 625,000 shares of our common stock and RSUs covering 428,571 shares of our common stock, both of which vest in equal installments on a quarterly basis until the second anniversary of the grant date.
(3)During the fiscal year ended March 31, 2026, Mr. Kinsell was awarded RSUs covering 27,397 shares of our common stock (grant date May 20, 2025), which vest in equal installments on a quarterly basis until the third anniversary of the grant date. During the fiscal year ended March 31, 2025, Mr. Kinsell was granted RSUs for 279,069 shares of our common stock (grant date April 8, 2024), which vest in equal installments on a quarterly basis until the third anniversary of the grant date, and 20,270 shares of our common stock (grant date October 29, 2024), which vest 50% on the first anniversary of the grant date and in equal quarterly installments thereafter until the second anniversary of the grant date.
(4)During the fiscal year ended March 31, 2026, Mr. Lasher was awarded stock options to purchase 216,049 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2026, Mr. Lasher was granted PSUs covering 160,550 shares, with the actual number of shares ranging from 107,033 shares to 160,550 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2028. During the fiscal year ended March 31, 2025, Mr.

Lasher was granted stock options to purchase 500,000 shares of our common stock and RSUs covering 500,000 shares of our common stock, both of which vest one-third on the first anniversary of the grant date and in equal quarterly installments thereafter until the third anniversary of the grant date.
(5)During the fiscal year ended March 31, 2026, Mr. Kanagaratnam was awarded stock options to purchase 185,185 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2026, Mr. Kanagaratnam was granted PSUs covering 137,615 shares, with the actual number of shares ranging from 91,743 shares to 137,615 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2028. During the fiscal year ended March 31, 2025, Mr. Kanagaratnam was awarded stock options to purchase 250,000 shares of our common stock, of which one-third vests on the first anniversary of the grant date and with the balance vesting proportionately each quarter thereafter over the two years following such first anniversary date. Also, during the fiscal year ended March 31, 2025, Mr. Kanagaratnam was granted PSUs covering 250,000 shares, with the actual number of shares ranging from 166,667 shares to 250,000 shares based on achievement of certain revenue and adjusted EBITDA performance criteria determined after the close of fiscal year 2027. During the fiscal year ended March 31, 2024, Mr. Kanagaratnam was awarded stock options to purchase 32,145 shares of our common stock at a price of $14.36 per share, of which one-fourth vests on the first anniversary date of the grant date (May 22, 2024) and with the balance vesting proportionately each quarter thereafter over the three years following such anniversary date. Also, during the fiscal year ended March 31, 2024, Mr. Kanagaratnam was awarded RSUs for 21,762 shares of our common stock that vest over four years, with one-fourth of the RSUs vesting on the first anniversary of the grant date (May 22, 2024) and the balance vesting proportionately each quarter during the remaining three years following such anniversary date. We also granted Mr. Kanagaratnam during the fiscal year ended March 31, 2024 PSUs for a target number of 43,524 shares, with the actual number of shares ranging from 0 to 87,048 based on satisfaction of certain revenue, adjusted EBITDA and TSR performance criteria determined after the close of fiscal year 2026. In addition, on November 2, 2023, we granted Mr. Kanagaratnam RSUs for 31,056 shares of our common stock that vest in equal quarterly installments over the two-year period following the grant date. Mr. Kanagaratnam joined the Company as our Chief Technology Officer on November 7, 2022. On November 7, 2022, Mr. Kanagaratnam was granted (1) stock options to purchase 69,005 shares of our common stock with an exercise price of $12.21 per share, which options will vest over three years, of which one-third vests on the first anniversary of the grant date (November 7, 2023) and with the balance vesting proportionately each quarter thereafter over the following two years from February 7, 2024 through the third anniversary of the grant date, which is November 7, 2025 and (2) RSUs for 135,135 shares of our common stock which vest over three years, one-third of which vests on the first anniversary of the grant date (November 7, 2023) and the remainder vests proportionately each quarter during the remaining two years beginning February 7, 2024 through November 7, 2025. All unvested options granted will vest immediately upon a change of control of the Company.
(6)Value based on the closing price of our common stock as reported on the NASDAQ on March 31, 2026 of $2.88 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED MARCH 31, 2026
The following table sets forth information with respect to our named executive officers concerning the exercise of stock options and vesting of stock awards during the fiscal year 2026.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercises	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
William G. Stone III	—	$—	64,714	$280,093
Chief Executive Officer
Michael Akkerman	—	—	214,285	957,854
Chief Business Officer
Joshua Kinsell	—	—	112,540	560,718
Interim Chief Financial Officer and Chief Accounting Officer
Stephen Lasher	—	—	165,000	684,750
Former Chief Financial Officer
Senthil Kanagaratnam	—	—	50,873	243,198
Former Chief Technology Officer
________________________
(1)The value realized upon exercise of options is calculated by multiplying the number of options exercised by the difference between the closing price of our common stock on the exercise date and the exercise price.
(2)The value realized upon vesting of PSUs and RSUs is calculated by multiplying the number of shares of PSUs and RSUs vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

TERMINATION PROVISIONS AND POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE OF CONTROL
The section below provides information concerning the amount of compensation payable to our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.
Payments Made Upon Termination Generally
Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):
•any earned but unpaid salary payable on the date of termination;
•accrued and earned but unpaid bonus for a previously completed yearly (or stub) measurement period;
•reimbursement for any properly incurred but unreimbursed business expenses;
•any vested benefits the executive may have under the Company’s benefit plans; and
•unpaid, accrued and unused personal time off through the date of termination.
In addition, an executive officer would retain the following rights:
•any existing rights to indemnification for prior acts through the date of termination; and
•any options and equity awarded pursuant to our Amended and Restated 2011 Equity Incentive Plan ("2011 Plan" and, together with the 2020 Plan, the "Equity Incentive Plans") or 2020 Plan to the extent provided in that plan and the grant or award.
Messrs. Stone, Akkerman and Lasher. As noted above under “Employment Agreements,” as of fiscal year ended March 31, 2026, each of Messrs. Stone, Akkerman and Lasher had an employment agreement with the Company. In addition to any payments that would be made upon termination noted above, these agreements provide for the additional benefits upon certain terminations as described below.
Mr. Kanagaratnam Separation Arrangement. On November 3, 2025, Mr. Kanagaratnam resigned from the Company, effective as of January 31, 2026. The Company and Mr. Kanagaratnam entered into a separation agreement pursuant to which Mr. Kanagaratnam continued to provide advisory services to the Company until May 31, 2026 (which term could expire earlier under certain circumstances) for a consulting fee of $2,500 per month, totaling $5,000 during the fiscal year ended March 31, 2026. Mr. Kanagaratnam was entitled to receive his accrued compensation as of the separation date.
Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason
If we terminate Messrs. Stone’s, Akkerman's and Lasher’s employment without cause, or if the officer terminates his employment for good reason, in addition to the accrued compensation described above, he would receive the following termination benefits through the first anniversary of the termination date (provided that, for Mr. Stone, if such termination event occurs within 12 months of a change in control of the Company, then such termination benefit period will be extended to 18 months for the termination benefits in (i) and (ii) below and, for Messrs. Akkerman and Lasher, if such termination is due to a change of control of the Company, then the termination benefit under (i) below would be extended to 18 months):
(i)continuation of his salary at the rate then in effect;
(ii)continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable);

(iii)a pro-rata portion of the annual incentive bonus applicable to the fiscal year in which the termination occurs based on the percentage completion of such fiscal year and the degree of attainment of the applicable performance goals as of the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract;
(iv)acceleration of vesting of the options and/or RSUs amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month (advanced to the end of the quarter in the case of Messrs. Akkerman and Lasher); and
(v)with respect to Mr. Stone, acceleration of vesting of PSUs for a pro-rata portion of the target numbers of shares based upon the number of months from date of grant divided by 36.
The Company’s liability for salary continuation pursuant to clause (i) above will not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan.
In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.
“Good reason” means (i) failure of the Company to pay any amounts, options or RSUs when due under the terms and conditions under the employment agreement, after a 30 day cure period (or 15 day cure period in the case of Messrs. Akkerman and Lasher) or, with respect to Mr. Stone only, breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement; (ii) the officer is not reporting directly to the Board of Directors (or the CEO in the case of Messrs. Akkerman and Lasher), subject to a 30 day cure period, unless the sole reason for such failure to report to the Board of Directors (or the CEO in the case of Messrs. Akkerman and Lasher) is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the Board of Directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.
The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instruction given by the Board; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.
If Messrs. Stone's, Akkerman's and Lasher’s employment had been terminated without cause or terminated for good reason on March 31, 2026, then pursuant to the terms of their employment agreements, they would have received the following post-termination payments:

Name	Base Salary(1)	Annual Bonus(2)	Health Plan Payments(3)	Accelerated Vesting of Options (4)/ Restricted Stock (5)
William G. Stone III	$650,000	$1,111,159	$19,506	$1,754,514
Chief Executive Officer
Michael Akkerman	450,000	512,843	18,470	226,195
Chief Business Officer
Stephen Lasher	450,000	521,066	19,506	206,246
Former Chief Financial Officer
________________________
(1)Payment amount is based on salary for fiscal year ended March 31, 2026 because that was the salary in effect as of March 31, 2026. Such salary would be paid during the period starting on the termination date and ending on the first anniversary of the termination date.
(2)Amount equal to annual incentive compensation for the executive for the fiscal year ended March 31, 2026.

(3)Based on monthly payments through March 31, 2026 as follows:

Name	Monthly Payment
William Stone	$1,626
Michael Akkerman	1,539
Stephen Lasher	1,626
(4)Stock options granted to Mr. Stone under his employment agreement are already fully vested. With respect to stock options granted to Messrs. Akkerman and Lasher under their employment agreements, such stock options to the extent unvested on the date of termination shall have accelerated vesting through such termination date as though such stock options vested on a monthly basis, advanced to the next month (advanced to the end of the quarter in the case of Messrs. Akkerman and Lasher). The value of such accelerated vested stock options for Messrs. Akkerman and Lasher would be $67,192 and $0, respectively.
(5)With respect to RSUs for Mr. Stone all unvested RSUs will terminate upon such termination. With respect to RSUs granted to Messrs. Akkerman and Lasher under their employment agreements, such RSUs to the extent unvested on the date of termination shall have accelerated vesting through such termination date as though such RSUs vested on a monthly basis, advanced to the next month (advanced to the end of the quarter in the case of Messrs. Akkerman and Lasher). The value of such accelerated vested RSUs for Messrs. Akkerman and Lasher would be $46,076 and $74,499, respectively, based on the closing stock price on March 31, 2026 of $2.88 per share. With respect to PSUs for Mr. Stone, upon termination, acceleration of vesting of such number of PSUs that have been granted but which are then unvested, determined, for each then outstanding granted but unvested grant, by multiplying the PSUs that executive would receive at each applicable “Target” level of performance, by a fraction, the numerator of which is the number of calendar months elapsed from the grant date of the applicable grant of PSUs through the termination date, and the denominator of which is 36 months. Total payout of PSUs upon termination of employment for Mr. Stone would amount to $1,754,514, based on the closing stock price on March 31, 2026 of $2.88 per share.
Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason in connection with a Change of Control
Under the terms of our Equity Incentive Plans, in the event of a change of control of the Company (as defined in the Equity Incentive Plans), all equity awards granted under our Equity Incentive Plans would become automatically fully vested. If we terminate Messrs. Stone’s, Akkerman's or Lasher’s employment without cause, or if the officer terminates his employment for good reason, in connection with or within twelve (12) months of a change in control of the Company or, in the case of Messrs. Akkerman and Lasher, due to a change in control of the Company, in addition to such automatic acceleration of vesting, the executive would receive the benefits described above under “— Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason.” The chart below reflects the payments and benefits with such a termination as of March 31, 2026, in connection with a change in control.

Name	Base Salary(1)	Annual Bonus(2)	Health Plan Payments(3)	Accelerated Vesting of Options (4) (5)/ Restricted Stock (6)
William G. Stone III	$975,000	$1,111,159	$29,259	$3,346,233
Chief Executive Officer
Michael Akkerman	675,000	512,843	27,704	242,569
Chief Business Officer
Stephen Lasher	675,000	521,066	29,259	964,800
Former Chief Financial Officer
________________________
(1)The executive’s payment is based on salary for the fiscal year ended March 31, 2026, because that was the salary in effect as of March 31, 2026. Such salary would be paid during the 18-month period following the termination date.
(2)Amount equal to annual incentive compensation for the executive for the fiscal year ended March 31, 2026.

(3)Based on monthly payments through March 31, 2026 as follows:

Name	Monthly Payment
William Stone	$1,626
Michael Akkerman	1,539
Stephen Lasher	1,626
(4)For the executives, the amount is based on the difference between the exercise price of unvested options outstanding as of March 31, 2026, and in each case the closing stock price on March 31, 2026 of $2.88 per share.
(5)All unvested stock options for the executives that have attributable value, will fully vest upon a change of control.
(6)All unvested RSUs and PSUs for the executives will fully vest upon a change of control. Accordingly, the value of the RSUs and PSUs (assuming achievement of the performance metric at the target level) based on the closing stock price on March 31, 2026 of $2.88 per share is included in these amounts.
Payments Made Upon Termination by Us for Cause, by the Officer Without Good Reason, or by Disability or Death
Upon the disability or death of either Mr. Stone, Mr. Akkerman or Mr. Lasher or the termination by us for cause or termination by them without good reason, the Company would have no further obligation to them other than payment of their accrued compensation, as described above. If any such officer became disabled so that he were unable to perform the essential functions of his existing position with or without reasonable accommodation, the Board may remove him from any responsibilities and/or reassign him to another position during the period of such disability, and he would continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2026, we estimate that the approximate value of the continued medical benefit payments would have been $19,506 for Mr. Stone, $18,470 for Mr. Akkerman and $19,506 for Mr. Lasher. If the disability were to continue beyond the 12-month period, then the officer’s employment may be terminated by reason of disability at any time thereafter. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the Board and one of which is approved by the officer (or the officer’s legal representative), that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under his respective employment agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12-month period.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning our Equity Incentive Plans as of March 31, 2026:

Equity Compensation Plan Approved by Security Holders	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Amended and Restated 2011 Equity Incentive Plan	2,053,007	$3.61	—
2020 Equity Incentive Plan	4,519,903	11.48	2,837,757
Total	6,572,910	$9.02	2,837,757

CEO PAY RATIO
The fiscal year 2026 annual total compensation of our CEO was $4,789,499 (as set forth in the “SUMMARY COMPENSATION TABLE” below), the fiscal year 2026 annual total compensation of our median compensated employee was $143,710, and the ratio of these amounts is approximately 33 to 1.
We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees during the fiscal year. We applied this measure to our global employee population as of the last day of the fiscal year, excluding our CEO. Further, we annualized base salaries for permanent full-time employees that did not work the full year. We calculated the median employee’s 2026 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “SUMMARY COMPENSATION TABLE.”

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the Company’s performance, please see “Compensation Discussion and Analysis” above.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (Loss)(5)	Adjusted EBITDA(6)	Net Revenue(7)
							(in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2026	$4,789,499	$2,822,141	$1,698,296	$1,748,232	$3.58	$26.65	$(37,732)	$122,475	$565,251
2025	2,483,750	3,042,741	2,221,074	2,080,753	3.38	39.44	(92,099)	72,308	490,506
2024	7,904,631	(2,181,012)	2,604,263	(139,030)	3.26	47.19	(420,448)	92,374	544,482
2023	8,216,442	(4,432,027)	2,188,452	505,401	15.38	46.97	16,870	163,208	665,920
2022	7,748,317	(6,366,994)	1,005,692	(1,136,768)	54.52	59.70	35,569	195,234	747,596
(1)Mr. Stone was the Principal Executive Officer (“PEO”) for each of fiscal year 2022, 2023, 2024, 2025, and 2026.

(2)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of March 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). The following table details these adjustments:

		PEO
		FY 2026
SCT Total		$4,789,499
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(a)	(3,000,000)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(b)(i)	1,923,752
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(b)(ii)	(1,314,792)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(b)(iii)	—
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(b)(iv)	423,682
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(b)(v)	—
Compensation Actually Paid		$2,822,141
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

		NEO
		FY 2026
SCT Total		$1,698,296
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(922,500)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	623,982
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(134,026)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	7,083
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	475,397
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Compensation Actually Paid		$1,748,232
(3)The dollar amounts reported under Average Summary Compensation Table Total for Non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The dollar amounts reported under Average Compensation Actually Paid for Non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO) during the applicable year. The adjustments noted in Note 2 above were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. For 2026, reflects compensation information for our NEOs, other than our CEO, as described in the Compensation Discussion and Analysis of this Proxy Statement. For 2025, reflects compensation information for Mr. Lasher, Mr. Kanagaratnam, Mr. Kinsell and Mr. Garrison. For 2024, reflects compensation information for Mr. Garrison, Mr. Gillis, Mr. Kanagaratnam and Mr. Miller. For 2023, reflects compensation information for Mr. Garrison, Mr. Gillis, Mr. Kanagaratnam and Mr. Miller. For 2022, reflects compensation information for Mr. Garrison, Mr. Miller, Mr. Gillis, and Ms. Christine Collins.
(4)TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the companies referenced in our Compensation Discussion and Analysis in this Proxy Statement. In 2025, the TSR peer group consisted of the companies referenced in the Compensation Discussion and Analysis of the Proxy Statement filed on July 17, 2025. The cumulative TSR if we utilized the 2025 Peer Group for 2026 would be $16.31, $25.57, $35.64, $34.66 and $60.89 for the fiscal years ended March 31, 2026, 2025, 2024, 2023 and 2022, respectively.
(5)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(6)Adjusted EBITDA is the most important financial performance measure used to link Company performance to Compensation Actually Paid. The dollar amounts reported represent non-GAAP adjusted EBITDA, which is calculated as GAAP net earnings or loss excluding various cash and non-cash expenses, including: stock-based compensation expense, depreciation and amortization, net interest income (expense), net other income (expense), business transformation costs, foreign exchange transaction gains (losses), income tax (benefit) provision, transaction-related expenses, contract settlement fees, changes in fair value of contingent consideration, impairment of goodwill, severance costs, (gain)/loss on extinguishment of debt, amortization of debt discount, issuance costs, and exit and duration fees, and unrealized (gain)/loss on derivatives.
(7)The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.
Relationship Between “Compensation Actually Paid” and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our Compensation Discussion and Analysis in this Proxy Statement. The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and NEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income (loss); (iii) the Company’s adjusted EBITDA; and (iv) the Company’s revenue.

2026 Performance Measures
We believe in a holistic evaluation of the NEOs’ and the Company’s performance and use a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2026 compensation decisions are listed in the table to the right.

Most Important Performance Measures
Adjusted EBITDA
Net Revenue
Net Income
TSR

DIRECTOR COMPENSATION
The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2026. For compensation paid to William Stone III, see “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Robert Deutschman(2)	$44,750	$257,250	$302,000
Roy Chestnutt(3)	55,000	190,000	245,000
Holly Hess Groos(4)	60,000	195,000	255,000
Mohan S. Gyani(5)	57,500	192,500	250,000
Jeffrey Karish(6)	57,000	192,000	249,000
Mollie V. Spilman(7)	39,750	188,000	227,750
Michelle M. Sterling(8)	55,250	190,250	245,500
________________________
(1)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.” Note 12, “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report sets forth the relevant assumptions used to determine the valuation of our stock option awards.
(2)Mr. Deutschman is the Chair of the Board, member of the Audit Committee and a member of the Nominating and Corporate Governance Committee. During the fiscal year ended March 31, 2026, Mr. Deutschman was granted 47,201 shares of restricted common stock in July 2025, of which 11,801 shares remained unvested as of March 31, 2026.
(3)Mr. Chestnutt is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2026, Mr. Chestnutt was granted 34,862 shares of restricted common stock in July 2025, of which 8,716 shares remained unvested as of March 31, 2026.
(4)Ms. Groos is a director of the Company and the Chair of the Audit Committee. During the fiscal year ended March 31, 2026, Ms. Groos was granted 35,779 shares of restricted common stock in July 2025, of which 8,945 shares remained unvested as of March 31, 2026.
(5)Mr. Gyani is a director of the Company, Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. During the fiscal year ended March 31, 2026, Mr. Gyani was granted 35,321 shares of restricted common stock in July 2025, of which 8,831 shares remained unvested as of March 31, 2026.
(6)Mr. Karish is a director of the Company and Chair of the Compensation Committee. During the fiscal year ended March 31, 2026, Mr. Karish was granted 35,229 shares of restricted common stock in July 2025, of which 8,808 shares remained unvested as of March 31, 2026.
(7)Ms. Spilman is a director of the Company and a member of the Compensation Committee, and resigned from the Board effective November 10, 2025. During the fiscal year ended March 31, 2026, Ms. Spilman was granted 34,495 shares of restricted common stock in July 2025, of which 25,872 shares were forfeited upon her resignation in November 2025.
(8)Ms. Sterling is a director of the Company and a member of the Compensation Committee and Nominating and Corporate Governance Committee. During the fiscal year ended March 31, 2026, Ms. Sterling was granted 34,908 shares of restricted common stock in July 2025, of which 8,727 shares remained unvested as of March 31, 2026.

NARRATIVE TO DIRECTOR COMPENSATION TABLE
For fiscal year ended March 31, 2026, director compensation was as follows:

	Annual Equity Retainer (1)	Annual Cash Retainer (2)	Total
Board of Directors:
Board Chair	$250,000	$50,000	$300,000
Other Board Members	185,000	50,000	235,000
Audit Committee:
Chair	10,000	10,000	20,000
Other Members	5,000	5,000	10,000
Compensation Committee:
Chair	7,000	7,000	14,000
Other Members	3,000	3,000	6,000
Nominating and Corporate Governance Committee:
Chair	4,500	4,500	9,000
	2,250	2,250	4,500
__________________
(1) Restricted stock award, vests quarterly
(2) Paid quarterly
The Board annual cash retainer is paid in cash in four equal quarterly installments and the Board annual equity retainer is paid in restricted stock, vesting over four quarters. The Board Chair annual equity retainer was reduced from $275,000 to $250,000 in July 2025. The Committee retainers are paid 50% in cash (in four equal quarterly installments) and 50% in restricted stock (vesting over four quarters). The annual restricted stock grants vest over four quarters. If a new director is appointed during the fiscal year (i.e., not at the annual stockholders meeting), the new director will receive a pro-rata portion of the director compensation described above for the remainder of such director’s service until the next annual stockholders meeting.
Stock Ownership Guidelines
Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the Compensation Committee and can be amended by the Compensation Committee, requires the following minimum stock ownership guideline. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.

Non-employee directors	3x annual cash retainer
CEO	5x annual base salary
COO	2x annual base salary
Each person has five years following initial election or appointment to meet the guidelines.
All members of the Board have either met or shown sustained progress toward meeting the above guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The following table presents information regarding the beneficial ownership of our common stock and Preferred Stock as of such date by:
•Each person who beneficially owns more than 5% of the outstanding shares of our common stock;
•Each director;
•Each named executive officer; and
•All current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, which generally means that a person has beneficial ownership of a security if such person possesses sole or shares voting or investment power over that security, including options and restricted stock units that are currently exercisable or exercisable or vest within sixty (60) days of July 1, 2026 (the record date for the Annual Meeting). Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information in the table below does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership on 120,936,038 shares of our common stock and 100,000 shares of Preferred Stock outstanding as of July 1, 2026. The Preferred Stock is convertible into 20,000 shares of common stock and votes together with the common stock as a single class (on an as-converted basis). We have deemed shares of our common stock subject to stock options and restricted stock units that are currently exercisable or exercisable or vest within 60 days of July 1, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock units for the purpose of computing the percentage ownership of that person. We did not, however, deem such shares outstanding for the purpose of computing the percentage ownership of any other person or entity.

Name and Address of Beneficial Owner(1)	Common Stock
	Number of Shares(2)	Percentage of Class(2)
5% Stockholders:
Blackrock, Inc. (3)	7,288,571	6.0%
Tennor Holding B.V.(4)	6,007,624	5.0%
Executives and Directors:
William Stone III(5)	2,749,109	2.3%
Michael Akkerman(6)	962,852	*
Benneaser John(8)	693,069	*
Joshua Kinsell(7)	270,939	*
Robert Deutschman	956,685	*
Mohan S. Gyani	602,750	*
Jeffrey Karish	452,090	*
Roy H. Chestnutt	251,226	*
Michelle M. Sterling	175,851	*
Holly Hess Groos	143,737	*
Stephen A. Lasher(9)	408,577	*
Senthil Kanagaratnam(10)	440,072	*
All Directors and Executive Officers as a Group (10 individuals)(11)	7,258,308	6.0%

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.
________________________
*Less than 1%
(1)Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701.

(2)Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted.
(3)Based solely on Amendment No. 8 to Schedule 13G filed with the SEC on April 4, 2024. According to such Amendment No. 8 to Schedule 13G, Blackrock, Inc. has sole dispositive power over 7,288,571 shares and sole voting power over 7,125,385 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)The Company issued these shares to Tennor Holdings B.V. in connection with the Company’s acquisition of Fyber N.V. in 2021. The Company has no knowledge of whether or not Tennor has subsequently sold such shares. Tennor has not filed a Schedule 13D or Schedule 13G with the SEC reporting beneficial ownership of our common stock, and we are unable to independently verify Tennor's current beneficial ownership. Out of an abundance of caution, the Company has continued to include Tennor and its original Company shareholdings in the above table. The address for Tennor is Schipol Boulevard 127, G4.08, 1118 BG Schiphol, The Netherlands.
(5)Includes 997,272 shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of July 1, 2026 and both vested and unvested RSUs. As of July 1, 2026, 26,550 RSUs remain subject to vesting.
(6)Includes 701,620 shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of July 1, 2026 and both vested and unvested RSUs.
(7)Includes both vested and unvested RSUs. 116,356 RSUs remain subject to vesting as of July 1, 2026.
(8)Represents 693,069 RSUs that remain subject to vesting as of July 1, 2026.
(9)Includes 278,171 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 1, 2026.
(10)Includes 320,891 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of July 1, 2026.
(11)The number of shares and percentage of class excludes the shares of Mr. Kanagaratnam and Mr. Lasher as they resigned their positions with the Company effective January 31, 2026 and May 31, 2026, respectively.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices. Our stockholders are provided the opportunity to make this advisory vote on executive compensation at each annual meeting.
This proposal, commonly known as a “say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”
Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION
In addition to the advisory vote on executive compensation, pursuant to Section 14A of the Securities Exchange Act of 1934, we are also seeking your advisory vote as to whether the advisory vote on executive compensation (i.e., the “say-on-pay” advisory votes) should occur every one year, every two years, or every three years. You have the option to vote for one, two or three years or to abstain from voting on the proposal. Our stockholders voted on a similar proposal in 2020 and voted to hold this advisory vote every year. For the reasons described below, we recommend that you vote to hold future advisory votes on executive compensation every year, or an annual vote.
Although our executive compensation programs are designed to implement our core philosophy that executive compensation should relate to and vary with our performance, our Board has determined that holding an advisory vote on executive compensation every year is appropriate because this will provide our stockholders with an opportunity to provide immediate feedback on our executive compensation programs and decisions and related disclosures. Stockholders should note that because our executive compensation programs are designed to encourage our executives to focus on long-term value creation, and because the programs are designed to operate together, it might not be appropriate or feasible to change our programs in response to an advisory vote by the time of the next annual stockholders meeting.
Our Board may in the future decide to conduct advisory votes on executive compensation on a less frequent basis if our Board feels a less frequent basis is appropriate.
The frequency receiving the greatest number of votes—every one year, every two years, or every three years—will be the frequency for the advisory vote on executive compensation selected by the stockholders. Because your vote on this proposal is advisory, it will not be binding on us or our Board. However, our Board will review the voting results and take them into consideration when making future decisions regarding the frequency of future say-on-pay advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” THE OPTION OF “ONE” YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2027
Our Audit Committee has appointed Grant Thornton LLP to audit our accounts for the fiscal year ending March 31, 2027. Such firm, which has served as our independent registered public accounting firm for the audit of fiscal years 2026, 2025 and 2024, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.
A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm. Although stockholder ratification of the Audit Committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.
A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.
Aggregate fees for professional services rendered to us by Grant Thornton, our independent registered public accounting firm engaged to provide the audit for the fiscal years ended March 31, 2026 and March 31, 2025, were:

	Year Ended March 31,
	2026	2025

Audit fees(1)	$1,699,670	$1,914,986
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,699,670	$1,914,986
________________________
(1)Audit Fees for 2026 and 2025 cover professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q, audit of our internal control over financial reporting, consents, and services normally provided by the accountant in connection with filings or engagements.
Policy on Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors
Consistent with the SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval:
1.Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.Other Fees are those associated with services not captured in the other categories.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our Audit Committee pre-approved the retention of our independent registered public accounting firm for all audit and audit-related services during fiscal years 2026, 2025 and 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2027.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO THE DIGITAL TURBINE 2020 PLAN TO INCREASE THE
NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER, TO PROVIDE A MINIMUM VESTING REQUIREMENT FOR AWARDS AND TO PLACE AN ANNUAL LIMIT ON AWARDS TO NON-EMPLOYEE DIRECTORS
General
Equity-based compensation is a key component to our pay philosophy in order to:
•enable the Company to attract and retain the types of employees, non-employee directors and consultants who will contribute to our long-term success; and
•provide incentives that align the interests of our employees, non-employee directors and consultants with those of our stockholders and that drive exceptional performance to achieve our business priorities.
The general purpose of our 2020 Plan is to provide a means whereby our employees, officers, non-employee directors and other individual service providers (including consultants and advisors) develop a sense of proprietorship and personal involvement in the development and success of our Company and to encourage them to devote their best efforts to the business of our Company, thereby advancing the interests of our Company and our stockholders. We, by means of the 2020 Plan, seek to attract and retain the services of these persons and to provide incentives for these persons to exert maximum efforts for the success of our Company. Our Board believes that the granting of stock options, restricted stock unit awards and similar kinds of equity-based compensation promotes retention and increases incentive and personal interest in the growth and success of our Company.
The 2020 Plan was initially adopted by the Board on July 24, 2020, and the 2020 Plan was approved by our stockholders and became effective on September 15, 2020. The initial share reserve under the 2020 Plan was 12,000,000 which was increased to 20,560,000 shares, following stockholder approval of an increase of 8,560,000 shares at our 2024 Annual Meeting. As of July 1, 2026, we have only 1,640,216 shares available for issuance under the 2020 Plan. The Board believes that additional shares are necessary to meet the Company's anticipated equity compensation needs.
On July 9, 2026, our Board, upon recommendation by our Compensation Committee, adopted a Proposed Fourth Amendment to the 2020 Plan (the “Proposed Amendment”) pursuant to which the maximum number of shares available for grant under the 2020 Plan would be increased by 10,630,000 shares, from 20,560,000 shares to 31,190,000 shares. The Proposed Amendment is subject to stockholder approval at the Annual Meeting. A copy of the Proposed Amendment is attached as Annex A. The following summary of the Proposed Amendment and the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan and the Proposed Amendment. The 2020 Plan has been filed with the SEC as Exhibits 10.9, 10.9.1 and 10.9.2 to our Annual Report.If our stockholders do not approve this proposal, the Company will continue to operate the 2020 Plan under its current provisions.
The Proposed Amendment would also establish a minimum vesting requirement for equity-based awards under which no equity awards granted under the 2020 Plan may vest earlier than one year after the date of grant, subject to the following limited exceptions: (i) substitute awards granted in connection with a corporate transaction in replacement of pre-existing awards, (ii) awards to non-employee directors that are granted on the date of the Company’s annual meeting of stockholders that vest on the earlier of the first anniversary of the grant date or the next annual meeting of the Company stockholders, and (iii) awards covering, in the aggregate, a number of Shares not to exceed five percent (5%) of the total number of shares authorized for issuance under the 2020 Plan, which may be granted without regard to the minimum vesting requirement. In addition, the minimum vesting requirement does not restrict the ability to accelerate exercisability or vesting of an Award, including in cases of death, disability, retirement, or upon a change in control.
The Proposed Amendment would also establish an annual limit on the total compensation that may be paid or granted to any non-employee director. The aggregate value of all awards denominated in shares granted to a non-employee director in any calendar year, together with all cash retainers and other fees paid for services as a director during that year, may not exceed in the aggregate (A) $1,000,000 for any non-employee director who serves as Chairman, (B) $750,000 for each other non-employee director, and (C) $1,000,000 for each non-employee director during the year of his or her initial appointment to the Board.

Reasons for the Proposed Amendment
Our Board unanimously recommends that you vote FOR the Proposed Amendment, including for the following reasons:
•The ability to provide equity-based compensation to employees is an essential component of our compensation program and our ability to inspire ownership in our success.
•We may face significant retention risk with employees if we are not able to provide competitive equity-based compensation awards.
•Our future success as a company depends on our continued ability to attract, recruit, motivate and retain high-quality talent. Being able to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by existing personnel and prospective candidates. Equity awards are intended to motivate high performance levels and to align the interests of our employees, officers, non-employee directors and consultants with those of our stockholders by giving such individuals an equity stake in our Company and by providing a means of recognizing such individuals’ contributions to our success. Our Board and management believe equity awards are necessary to remain competitive in our industry and are essential in a competitive labor market and industry to attracting, recruiting, motivating and retaining the highly qualified employees who help us meet our goals.
•The current number of shares remaining available for grant under the 2020 Plan is insufficient in light of our existing compensation structure and strategy. The additional share authorization being sought is necessary to help ensure that we have a sufficient number of shares authorized, reserved for issuance and available to appropriately compensate our employees, officers, non-employee directors and consultants in the future under the 2020 Plan.
•In determining the number of additional shares to be reserved for issuance under the 2020 Plan, our Compensation Committee, with the assistance of Pearl Meyer, reviewed market and industry practices and data. The Board determined that the 2020 Plan does not provide sufficient share authorization to appropriately compensate our employees, officers, non-employee directors and consultants. We believe the Proposed Amendment will remedy this by both meeting our specific needs and positioning us to be competitive for qualified employees, officers, non-employee directors and consultants.
•If the Proposed Amendment is not approved, we may be compelled to increase significantly the cash component of our employee and non-employee director compensation, which may not necessarily align employee and non-employee director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized by the Company.
•The minimum vesting requirement reflects current best practices and is intended to help ensure that equity-based awards serve their intended purpose of promoting long-term alignment between participants and stockholders, while the limited exceptions preserve the flexibility necessary for the Company to respond to legitimate business needs and competitive market conditions.
•Establishing a meaningful annual cap on non-employee director compensation is consistent with sound corporate governance practices and provides stockholders with assurance that director compensation will remain within reasonable bounds. These limits are intended to provide the Compensation Committee with sufficient flexibility to attract and retain highly qualified non-employee directors while ensuring appropriate fiscal discipline.
The 2020 Plan was designed to include terms that the Board believes reinforce the alignment between our equity-based compensation arrangements and the interests of our stockholders. These terms generally provide for the following:
•No “evergreen” provision: The 2020 Plan does not permit an automatic increase in the number of shares available for issuance without stockholder approval.
•No “reload” stock options: The 2020 Plan does not contain any term providing that the exercise of a stock option can automatically trigger the grant of a new stock option with respect to the number of shares used to pay for the exercise of the initial stock option.

•No liberal share recycling: The 2020 Plan does not permit liberal share recycling. The 2020 Plan provides that shares tendered in payment of stock options, shares delivered or withheld by us to satisfy tax withholding obligations, and shares covered by an award that were not issued upon settlement of the award will not again be made available for issuance under the 2020 Plan.
•No liberal definition of change in control. The 2020 Plan provides that a change in control would occur upon the consummation of a transaction involving a person becoming a beneficial owner of 50% or more of the total voting power of our outstanding stock or a sale of all or substantially all of our assets.
•Maximum term of stock options: The maximum term of stock options that may be granted under the 2020 Plan is ten years.
•No stock option or stock appreciation right repricing: The 2020 Plan prohibits repricing of stock options and stock appreciation rights (“SARs”) without stockholder approval, whether by reducing the exercise price or by exchanging the stock option or SAR for a new award with a lower (or no) exercise price.
•No discounting: Stock options and SARs granted under the 2020 Plan generally must have an exercise price not lower than the fair market value of the underlying shares of common stock on the grant date.
•Clawback requirement: The 2020 Plan provides for the mandatory repayment of any award to the extent necessary to comply with any clawback, recoupment or similar policy adopted by us.
•Forfeiture provisions: If a participant is terminated for “cause”, all unexercised stock options held by such participant will terminate.
Further, the Proposed Amendment will explicitly provide that until a participant under the 2020 Plan has satisfied all requirements with respect to the Shares granted under an Award or for exercise of an Award pursuant to its terms, the participant will have no rights to dividends with respect to Shares covered by such outstanding Award.
Stockholders are being asked to approve the Proposed Amendment to satisfy the requirements of the 2020 Plan and the Nasdaq Stock Market LLC.

Overview of the Proposed Amendment
As of July 1, 2026, there were 1,640,216 shares of our common stock available for future issuance under the 2020 Plan. This amount is insufficient for us to be able to attract, recruit, motivate and retain employees, non-employee directors and consultants or to appropriately compensate these individuals in the future under the 2020 Plan. The Proposed Amendment increases the maximum number of shares available for grant under the 2020 Plan by 10,630,000 shares, from 20,560,000 shares to 31,190,000 shares.
To determine the number of additional shares to request for authorization under the 2020 Plan, the Company reviewed its historical burn rate for both shares granted and shares earned (detailed in the table below). The amounts presented below are not necessarily indicative of future awards the Company might grant under the 2020 Plan as amended by the Proposed Amendment.

	Number of Shares					Burn Rate
Fiscal Year	RSUs Granted	Stock Options Granted	PSUs Granted	PSUs Earned	Weighted Average Number of Shares Outstanding	As Granted	As Earned(2)
2024	4,256,945	602,491	308,148	—	100,975,000	5.12%	4.81%
2025	6,087,052	2,286,553	750,000	190,834(1)	103,747,000	8.79%	8.26%
2026	2,558,758	1,168,725	779,817	—	112,923,000	3.99%	3.30%
3-Year Average						5.97%	5.46%
___________
(1) PSUs earned during the year ended March 31, 2025, were PSUs that vested in connection with and pursuant to the term of the departure of Former Chief Financial Officer, Barrett Garrison.
(2) The Company's RSUs and stock options are time-based awards and considered earned when granted for purposes of the burn rate (as earned) calculation.

The following table sets forth certain information about the 2020 Plan and its outstanding equity awards as of July 1, 2026:

Number of Shares subject to outstanding stock options under the 2020 Plan	2,077,736
Weighted average remaining contractual term of outstanding stock options under the 2020 Plan (in years)	7.37
Weighted average exercise price of outstanding stock options under the 2020 Plan	$15.98
Number of Shares subject to outstanding awards of restricted stock, restricted stock units, performance share units and other full value awards under the 2020 Plan(1)	6,261,205
Number of Shares available for future awards under the 2020 Plan before giving effect to the Proposed Amendment	1,640,216
Number of Shares being requested under the Proposed Amendment	10,630,000
Estimated total number of Shares available for the grant of new awards under all equity-based compensation plans, assuming stockholder approval of the Proposed Amendment	12,270,216
Total number of Shares outstanding as of July 1, 2026	120,936,038
____________
(1) PSUs presented in the table assume that applicable performance goals are achieved at the target level.
On July 1, 2026, the closing price of a Share, as reported on the Nasdaq Capital Market, was $13.31.
The potential dilution from the additional 10,630,000 Shares to be authorized for issuance under the Proposed Amendment, for which stockholder approval is being requested, is approximately 8.79% of our outstanding Shares as of July 1, 2026. If the Proposed Amendment is approved, the Company’s total potential dilution, if all new shares were issued under the Proposed Amendment and all remaining shares subject to outstanding awards under the 2011 Plan and the 2020 Plan were issued, would increase from 120,936,038 Shares to 131,566,038 Shares, which is an increase from approximately 1.36% to approximately 9.21% dilution.
In the event that stockholders do not approve the Proposed Amendment, the number of shares of common stock reserved for issuance under the 2020 Plan will not increase pursuant to the Proposed Amendment. Awards will continue to be made under the 2020 Plan to the limited extent that there are available shares of common stock to do so.
We intend to file a registration statement on Form S-8 relating to the issuance of the new shares under the 2020 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of Proposed Amendment by our stockholders.
Description of the 2020 Plan
The following summary of the material terms of the 2020 Plan, as proposed to be amended by the Proposed Amendment, is qualified in its entirety by reference to the full text of the 2020 Plan, and the Proposed Amendment. The Proposed Amendment is attached as Annex A, and the 2020 Plan is incorporated herein by reference to Exhibits 10.9, 10.9.1 and 10.9.2 to the Company’s Annual Report.
Purpose
The 2020 Plan is intended to advance the interests of the Company by stimulating the efforts of employees, officers and non-employee directors and certain other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. To this end, the 2020 Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based.
Administration
The 2020 Plan is administered by the Compensation Committee, or, if we do not have a Compensation Committee at any particular time, by the full Board (in either case, the “Administrator”). Nevertheless, the full Board may administer the 2020 Plan with respect to Awards to certain officers and non-employee directors and may generally exercise any of the authority of the Compensation Committee. The Administrator may delegate aspects of the day-to-day administration of the 2020 Plan to one or more officers or employees of the Company or any of its subsidiaries or to one or more agents.
The Administrator has the authority to interpret and administer the 2020 Plan to carry out the purposes of the 2020 Plan. The Administrator has the authority to determine those persons eligible to receive Awards and to establish and interpret the terms and conditions of any Awards. The Administrator may also make exceptions to certain provisions of any Awards. All determinations of the Administrator are final and binding.

Eligibility
Awards may be granted to any officer or employee of the Company or any of its affiliates (including to any director who is also an employee), as well as to non-employee directors and certain consultants or advisors to the Company or any of its affiliates. As of July 1, 2026, the persons eligible to participate in the 2020 Plan included approximately 530 employees, four executive officers and seven non-employee directors. Consultants and advisors are not eligible to participate in the 2020 Plan.
Shares Subject to the 2020 Plan
If the Proposed Amendment is approved by the stockholders at the Annual Meeting, subject to adjustment for certain changes in our capitalization, the aggregate number of Shares issuable under the 2020 Plan will be 31,190,000, which represents the current 20,560,000 Share limit plus the 10,630,000 additional Shares requested under the Proposed Amendment.
The aggregate number of Shares issued under the 2020 Plan at any time will equal only the number of Shares actually issued upon exercise or settlement of an Award. Shares subject to an Award under the 2020 Plan may not again be made available for issuance under the 2020 Plan if such Shares are: (i) Shares that were subject to a stock-settled stock appreciation right or other Award under the 2020 Plan and were not issued upon the net settlement or net exercise of such stock appreciation right or other Award under the 2020 Plan, (ii) Shares delivered to or withheld by the Company to pay the exercise price of a stock option under the 2020 Plan, or (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award under the 2020 Plan. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this 2020 Plan.
The Shares to be delivered under the 2020 Plan may consist of, in whole or in part, Shares that are authorized but unissued or Shares that were reacquired by the Company, including, without limitation, Shares purchased in the open market.
Types of Awards
The 2020 Plan provides for grants of stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, whether granted singly or in combination, pursuant to which Shares, cash or a combination thereof may be delivered to the Award recipient.

Options:
An option is the right to purchase Shares at a future date at a specified exercise price. The Administrator may grant both non-qualified stock options and incentive stock options under the 2020 Plan, although incentive stock options may only be granted to employees of the Company or any of its subsidiaries. The per share exercise price will be determined by the Administrator but must be at least equal to the fair market value of the underlying Shares on the date of grant. The Administrator determines the date after which options may be exercised in whole or in part and the expiration date of each option, which cannot be more than ten (10) years from the date of grant. Furthermore, in the case of an incentive stock option granted to a participant who holds more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value of the underlying Shares on the date of grant and the expiration date cannot be more than five (5) years from the date of grant. The exercise price of an option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay the exercise price from the proceeds of a sale of Shares issuable under the option, the delivery of previously owned Shares or withholding of Shares deliverable upon exercise. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or take any other action that is treated as a re-pricing without stockholder approval, other than in connection with a change in the Company’s capitalization or other event or transaction as described below in “Change in Capitalization.” Participants will not have any voting rights and will not have rights to receive dividends or dividend equivalents in respect of an option or any Shares subject to an option until the participant becomes the holder of record of such Shares.

Stock Appreciation Rights:
A SAR is a contractual right granted to the participant to receive, in cash, Shares or a combination thereof, an amount equal to the appreciation of one Share from the date of grant. Stock appreciation rights may be granted as freestanding Awards, or in tandem with other types of Awards. All freestanding stock appreciation rights will be granted subject to the same terms and conditions applicable to options, as described above. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding SARs or take any other action that is treated as a re-pricing without stockholder approval, other than in connection with a change in the Company’s capitalization or other event or transaction as described below in “Change in Capitalization”. Participants will not have any voting rights and will not have rights to receive dividends or dividend equivalents in respect of a SAR or any Shares subject to a SAR until the participant becomes the holder of record of such Shares.

Restricted Stock and Restricted Stock Units:
A restricted stock Award involves an immediate transfer of ownership of a fixed number of Shares to the participant, although the Shares are subject to a risk of forfeiture or to other conditions or restrictions during specified periods of time. The participant may be entitled to voting and other ownership rights in such Shares at the discretion of the Administrator, although dividends, if any, on any restricted stock Awards will be subject to the same vesting conditions as the underlying Shares.
A restricted stock unit is an Award denominated in units of Shares that is subject to such terms and conditions as the Administrator deems appropriate. For each restricted stock unit, a participant will be entitled to receive (assuming all terms and conditions are met) either Shares or a cash amount calculated with reference to the value of a Share. Participants will have no voting rights with respect to Shares underlying restricted stock units unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger.

Further, if approved, the Proposed Amendment will explicitly provide that until a participant under the 2020 Plan has satisfied all requirements with respect to the Shares granted under an Award or for exercise of an Award pursuant to its terms, the participant will have no rights to dividends with respect to Shares covered by such outstanding Award.
Substitute Awards
If the Company acquires or merges or combines with another entity, the Company may grant Awards in assumption of, or in substitution or exchange for, awards previously granted by such entity (“Substitute Awards”). Substitute Awards will not reduce the number of Shares authorized for issuance under the 2020 Plan but will reduce the number of Shares which may be issued pursuant to the exercise of incentive stock options. In addition, if the entity acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries merges or combines has shares available under a pre-existing plan approved by its stockholders, the Company may grant Awards to individuals who were employees, directors, consultants or advisors of the other entity under such other entity’s pre-existing plan and such grants of Awards will not reduce the amount of Shares available for issuance under the 2020 Plan.
Limitations of Awards
The 2020 Plan, as proposed to be amended by the Proposed Amendment, limits the number of Shares underlying Awards to 31,190,000, subject to adjustment for certain changes in our capitalization or other corporate transactions. Awards may not be granted under the 2020 Plan after September 15, 2030.
Moreover, the aggregate grant-date fair value of Awards (including Share-based and cash-based Awards) that may be granted under the 2020 Equity Incentive Plan to a non-employee director, plus the aggregate amount of all cash payments made to such non-employee director for service as director during any fiscal year, may not exceed (i) $1,000,000 for any non-employee director who serves as Chairman; (ii) $750,000 for each other non-employee director; or (iii) $1,000,000 for each other non-employee director during the year of their initial appointment.
Transferability Restrictions
Except as otherwise permitted by the Administrator or pursuant to family-planning exceptions as provided in the 2020 Plan, participants generally may not sell, transfer, pledge, assign or otherwise alienate or hypothecate Awards granted under the 2020 Plan other than by will or the laws of descent and distribution, and each option and stock appreciation right is generally exercisable only by a participant during his or her lifetime.

Recoupment
Any participant or Award, including any Shares subject to an Award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
Change in Capitalization
The Administrator has discretion to equitably adjust the number and kind of shares available for issuance under the 2020 Plan and the number and kind of shares subject to the limitations described above in “Limitations of Awards” in the event of a stock split, reverse stock split, reorganization, recapitalization, reclassification, combination or exchange, stock dividend or any other event or transaction that affects the number or kind of shares of the Company outstanding. The Administrator may also adjust the exercise price, number or kind of shares subject to individual Awards and other terms to reflect the foregoing events.
No fractional shares will be issued in connection with a change in capitalization. Instead, the number of shares subject to an Award will be rounded down to the next lowest whole share.
Change in Control
In the event of a change in control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the change in control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the change in control.
Amendment or Termination of the 2020 Plan
The Board may amend, alter or discontinue the 2020 Plan, and the Administrator may amend or alter any Award agreement, subject to the participant’s consent if the amendment would alter or impair the participant’s rights thereunder. However, other than in connection with a change in the Company’s capitalization or other corporate transaction as described above in “Change in Capitalization”, no amendment may be made without stockholder approval if such amendment would:
•reduce the exercise price of outstanding options or take any other action that is treated as a re-pricing; or
•otherwise amend the 2020 Plan in any way that would require stockholder approval by law or under the listing requirements of the national securities exchange, stock exchange or national market system on which the Shares are traded or quoted.
Equity Compensation New Plan Benefits
Awards under the 2020 Plan are discretionary, and future benefits or amounts that will be received by or allocated to participants under the 2020 Plan are not determinable at this time. No awards have been granted under the 2020 Plan that are contingent upon stockholder approval of the Proposed Amendment. Accordingly, a New Plan Benefits table is not included in this Proxy Statement.

Awards Previously Granted Under the 2020 Plan
The following table sets forth, since the initial adoption of the 2020 Plan and with respect to the individuals and groups named below, the aggregate number of Shares subject to stock options and SARs granted under the 2020 Plan, whether or not outstanding, vested or forfeited, and the aggregate number of Shares subject to restricted stock, restricted stock units, performance stock units and other full-value awards granted under the 2020 Plan, whether or not outstanding, vested or forfeited, in each case as of July 1, 2026.

	Under the 2020 Plan
Name of Individual of Group	Number of Shares Subject Stock Options Granted	Number of PSUs Granted(1)	Number of RSUs Granted
Each named executive officer:
William G. Stone III, Chief Executive Officer	2,066,849	1,119,963	332,622
Michael Akkerman, Chief Business Officer	810,185	137,615	428,571
Joshua Kinsell, Interim Chief Financial Officer and Chief Accounting Officer	—	—	326,736
All current executive officers as a group	2,877,034	1,257,578	1,087,929
Each nominee for election as a director:
Robert Deutschman	—	—	596,972
Roy H. Chestnutt	—	—	197,411
Holly Hess Groos	—	—	136,137
Mohan S. Gyani	75,000		309,563
Jeffrey Karish	—	—	413,636
Michelle M. Sterling	—	—	151,212
Each associate of any director, executive officer or nominee	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees, including all current officers who are not executive officers as a group	4,538,992	290,385	13,669,796
_________
(1) Based on “target” PSU awards granted for outstanding awards; otherwise based on actual PSU awards vested.
U.S. Federal Income Tax Consequences
The following is a summary of certain material U.S. federal income tax consequences to the Company and to recipients of Awards under the 2020 Plan. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Treasury regulations and administrative and judicial interpretations in effect as of the date of this Proxy Statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of Awards under the 2020 Plan. The laws governing the tax aspects of these Awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the 2020 Plan, particularly in jurisdictions outside the United States.
Nonqualified Stock Options and Stock Appreciation Rights
The recipient will not have any income at the time a non-qualified stock option or a SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of Shares), in an amount equal to the excess of the fair market value of the Shares to which the option exercise pertains over the option exercise price. When a SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any Shares received.
Incentive Stock Options
A recipient will not have any income at the time an incentive stock option ("ISO") is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the Shares at the time of exercise over the option exercise price will be a “preference item” that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the Shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the Shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the

Shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the Shares are held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee.
Restricted Stock
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units
A participant generally will not recognize income upon the grant of an Award of restricted stock units. Instead, the participant will recognize ordinary income in the year or years in which the restricted stock units vest and the restrictions imposed by the 2020 Plan on the Award terminate in an amount equal to the excess, if any, of the fair market value of the Shares on the date the restrictions expire or are removed over any amount paid by the participant for such Shares.
Withholding Taxes
Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards granted under the 2020 Plan, including upon exercise, vesting, settlement or other taxable event, depending on the type of Award. The Administrator may permit a participant to satisfy withholding obligations by electing to have the Company withhold a portion of the Shares that would otherwise be issued upon exercise or settlement of an Award or by tendering Shares already owned by the participant.
General Matters
The Company generally will be entitled to a tax deduction corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above, subject to applicable limitations under the Code, including Sections 162(m), 280G and 409A. Section 162(m) of the Code generally limits the Company's federal income tax deduction for applicable compensation paid to any employee to $1 million per taxable year. Covered employees generally include the Company’s principal executive officer, principal financial officer, the three other most highly compensated executive officers for the taxable year and any person who was a covered employee of the Company for any taxable year beginning after December 31, 2016. As a result, certain compensation attributable to Awards may be non-deductible to the Company due to the application of Section 162(m) of the Code. In addition, in connection with a change in control of the Company, and depending on the terms and conditions of Awards granted under the 2020 Plan and the individual circumstances of the participants, certain amounts with respect to Awards granted under the 2020 Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment. The Company generally intends that Awards granted under the 2020 Plan comply with, or are otherwise exempt from, Section 409A of the Code, but cannot guarantee such treatment and will have no liability to any participant or any other party if an Award is not so compliant or exempt.

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2020 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE
AMENDMENT TO OUR 2020 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER, TO PROVIDE A MINIMUM VESTING REQUIREMENT FOR AWARDS AND PLACE AN ANNUAL LIMIT ON AWARDS TO NON-EMPLOYEE DIRECTORS .

REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of which has unrestricted access to us. We also appoint the independent registered public accounting firm and review its performance and independence from management.
Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and internal controls. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.
In this context, we held four meetings during fiscal year 2026. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2026, Grant Thornton LLP (“Grant Thornton”). We discussed with Grant Thornton the overall scope and plans for their audit. We also met with Grant Thornton, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2026 with management and with Grant Thornton.
We also discussed with Grant Thornton the audited financial statements for fiscal year ended March 31, 2026, and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the conduct of the audit of the Company’s consolidated financial statements, and the matters required to be discussed with the Audit Committee by applicable auditing standards of the Public Company Accounting Oversight Board.
We have received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with Grant Thornton their independence from the Company. When considering Grant Thornton’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2026 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

July 13, 2026	Members of the Audit Committee

Holly Hess Groos (Chair)
Roy H. Chestnutt
Robert Deutschman

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2026, all of our officers, directors, and ten percent stockholders timely complied with all applicable filing requirements, except as follows:
Form 4 - Statement of changes in beneficial ownership were not filed timely for Mr. Stone (one), Mr. Kanagaratnam (one), Mr. Kinsell (one) and Mr. Gyani (one).
OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the meeting, our proxy holders are authorized to vote on that matter in accordance with their best judgment.
2027 STOCKHOLDER PROPOSALS
If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for our 2027 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive office no later than March 15, 2027. Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our Bylaws provide that only such business which is properly brought before a stockholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Corporate Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of any business to be considered at our 2027 annual meeting of stockholders, no earlier than April 27, 2027 and no later than May 27, 2027. Additionally, for nominations of persons for election to the Board of Directors to be properly made at a meeting by a stockholder, notice must be received by the Corporate Secretary of the Company at the address below, not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. The Corporate Secretary of the Company, therefore, must receive notice of stockholder nomination for director candidates no earlier than April 27, 2027 and no later than May 27, 2027.
However, in the case of stockholder proposals and stockholder nominations, if the date of an annual meeting is advanced more than 50 calendar days prior to such anniversary date, then the notice must be received no later than the close of business on the 10th calendar day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. All notices to us must also provide certain information set forth in our Bylaws. A copy of our Bylaws may be obtained upon written request to the Corporate Secretary of the Company.
Stockholder proposals and nominations should be submitted to the Corporate Secretary of the Company at Digital Turbine, Inc., 100 San Antonio Street, Suite 160, Austin, Texas 78701.

BY ORDER OF THE BOARD OF DIRECTORS

William G. Stone III
Chief Executive Officer
Dated: July 13, 2026
Austin, Texas

FOURTH AMENDMENT TO THE
2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
This Fourth Amendment (this “Fourth Amendment”) to the 2020 Equity Incentive Plan of Digital Turbine, Inc., as amended to date (the “Plan”), is made by Digital Turbine, Inc., a Delaware corporation (the “Company”), pursuant to the authorization of the Board of Directors of the Company (the “Board”).
WHEREAS, pursuant to Section 4.1 of the Plan, a total of 20,560,000 shares of common stock of the Company (“Shares”) have been authorized and reserved for issuance under the Plan;
WHEREAS, the Board desires to increase the number of Shares available for grant under the Plan by 10,630,000 Shares, from 20,560,000 Shares to 31,190,000 Shares, including Shares previously issued thereunder, and make certain other changes;
WHEREAS, Section 10.1 of the Plan authorizes the Board to amend the Plan from time to time, subject to certain limitations specified therein, including stockholder approval of certain amendments; and
WHEREAS, the Board intends to submit this Fourth Amendment to the Company’s stockholders for their approval.
NOW, THEREFORE, pursuant to the authority granted to the Board in Section 10.1 of the Plan, the Plan is hereby amended as follows:
1.This Fourth Amendment shall be effective as of July 10, 2026, subject to approval by the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders and shall be void in the absence of such approval.
2.Section 4.1 of the Plan is hereby amended and restated in its entirety as follows:
“4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares reserved and available for grant under the Plan shall be 31,190,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).”
3.A new Section 9.8 has been added to the Plan as follows:
“9.8 Limitation on Non-employee Director Awards. No Non-employee Director may be paid or granted any Award or Awards denominated in Shares in any calendar year, when taken together with all cash retainers and other fees paid for services for the same year, that exceed in the aggregate (i) $1,000,000 for any Non-employee Director who serves as Chairman, (ii) $750,000 for each other Non-employee Director, and (iii) $1,000,000 for each Non-employee Director during the year of their initial appointment (with the value of equity-based Awards computed as of the Grant Date in accordance with applicable financial accounting rules). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was earned, and not a later year of settlement. Any cash compensation paid or Awards (or other equity awards) granted to an individual for his or her services as an employee shall not be subject to this limit.”
4.A new Section 9.18 has been added to the Plan as follows:
“9.18 Minimum Vesting. The Administrator, in its sole discretion, shall establish the vesting terms applicable to an Award, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 9.18. Except as otherwise provided herein, no equity-based Award may vest earlier than one year after the Grant Date (excluding, for this purpose, (i) Substitute Awards, (ii) Awards to Nonemployee Directors for their service as Nonemployee Directors made on the date of the annual meeting of the Company’s shareholders that vest on or before the earlier of the first anniversary of the Grant Date or the next annual meeting of the Company’s shareholders which is at least 50 weeks after the Grant Date, and (iii) Awards covering, in the aggregate, a number of Shares not to exceed five percent (5%) of the total number of Shares authorized for issuance under the Plan); provided, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability, retirement (as such term is defined in the Participant’s applicable Award Agreement) or upon a Change in Control, in the terms of the Award or otherwise.”
5.Except as provided above, the Plan shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Fourth Amendment on this 25th day of August, 2026.

DIGITAL TURBINE, INC.

By:
Name: Joshua Kinsell
Title: Interim Chief Financial Officer

DIGITAL TURBINE, INC.
110 SAN ANTONIO ST. #160
AUSTIN, TX 78701

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
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T01588-P55276

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGITAL TURBINE, INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Roy H. Chestnutt
02) Robert Deutschman
03) Holly Hess Groos
04) Mohan S. Gyani
05) Jeffrey Karish
06) Michelle M. Sterling
07) William G. Stone III

The Board of Directors recommends you vote FOR proposals 2, 4 and 5 and "1 YEAR" on proposal 3:

	1 Year	2 Years	3 Years	Abstain
3. To approve, in a non-binding advisory vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

T01589-P55276

DIGITAL TURBINE, INC.
Annual Meeting of Stockholders
August 25, 2026, 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of DIGITAL TURBINE, INC., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 13, 2026, and hereby appoint(s) each of William G. Stone III and Joshua Kinsell, or either of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 25, 2026 at 10:00 a.m., Central Time, at the Company's headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, and at any adjournment or postponement thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reserve side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also confers discretionary authority on the proxy holders to vote as to any other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side